UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

(Amendment No.    )

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LyondellBasell Industries N.V.

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NOTICE OF AND AGENDA FOR 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME

Wednesday, May 24, 2017 at 8:30 a.m. local time

PLACE

Sheraton Hotel, Schiphol Airport, located at Schiphol Blvd. 101, 1118 BG, Amsterdam, the Netherlands

ITEMS OF BUSINESS

•	Discuss our corporate governance, dividend policy and executive compensation program;

•	Elect 11 members to the Supervisory Board to serve until the next annual general meeting of shareholders in 2018;

•	Adopt our Dutch statutory annual accounts for the year ended December 31, 2016;

•	Discharge the members of our Management Board and Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2016;

•	Ratify the appointment of our independent registered public accounting firm and appoint our external auditors for our Dutch statutory annual accounts;

•	Approve the interim dividends we declared and paid in respect of the 2016 fiscal year;

•	Provide an advisory vote on our executive compensation (say-on-pay);

•	Provide an advisory vote on the frequency of the say-on-pay vote;

•	Approve repurchases of up to 10% of our outstanding shares;

•	Re-approve the LyondellBasell Long Term Incentive Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code; and

Any other matters properly brought before the meeting.

HOW TO VOTE

Your vote is important. You are eligible to vote if you are a shareholder of record at the close of business on April 26, 2017.

Online	By Phone	By Mail	In Person

If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone or by mailing a proxy card. If you hold your shares through a bank, broker or other institution, you may vote your shares through the method specified on the voting instruction form provided to you. You may also attend the annual general meeting. If you intend to do so, notice must be given to the Company no later than May 17, 2017.

Important Notice Regarding Availability of Proxy Materials for 2017 Annual General Meeting

This proxy statement and Annual Report to shareholders are available on our website at www.lyb.com.

April [ ], 2017	By order of the Supervisory Board,

Amanda K. Maki

Corporate Secretary

1

PROXY STATEMENT

Annual General Meeting of Shareholders

May  24, 2017

Frequently Asked Questions about the Annual General Meeting

Who is soliciting my vote?

The Supervisory Board of Directors is soliciting your vote at the 2017 Annual General Meeting.

Why are these matters being submitted for voting?

In accordance with Dutch law and the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission, we are required to submit certain items for the approval of our shareholders. Under Dutch law, several matters that are within the authority of the board of directors under most U.S. state corporate laws require shareholder approval. Additionally, Dutch governance provisions require certain topics for discussion at the annual general meetings that are not subject to a shareholder vote, including our governance practices and our dividend policy.

The adoption of our annual accounts, the discharge from liability of members of our Management and Supervisory Boards, the appointment of PwC to audit our Dutch annual accounts, the approval of dividends, and the authorization to repurchase shares all are items that we are required to submit to shareholders by reason of our being incorporated in the Netherlands.

How does the Board recommend that I vote my shares?

The Supervisory Board recommends voting “FOR” all of the items presented in this proxy statement.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Supervisory Board.

Who is entitled to vote?

You may vote if you are the record owner of LyondellBasell shares as of the close of business on April 26, 2017. Each share is entitled to one vote. As of April [    ], 2017, we had [            ] shares outstanding and entitled to vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. There are no quorum requirements under Dutch law. As a result, we may hold our meeting regardless of the number of shares that are present in person or by proxy at the meeting.

How many votes are needed to approve each of the proposals?

Pursuant to the Dutch Civil Code, under our Articles of Association, the nominations by the Supervisory Board are binding on shareholders unless 2/3 of the votes cast, representing 50% of the issued share capital, vote against the nominees. This means that director nominees will be elected unless the votes against them constitute 2/3 of the votes representing 50% of our shares.

The vote on the frequency of say-on-pay will be decided by a plurality vote. Under SEC rules, shareholders are given the option to vote to approve our executive compensation every year, every two years or every three years. This means that the option receiving the most votes, even if not a majority, will be approved.

All other proposals submitted require a majority of the votes cast “FOR” the proposal in order to be approved.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you must vote over the internet, by telephone or by mail. Instructions for each method of voting are on the proxy card.

If you hold your LyondellBasell shares in a brokerage account (that is, you hold your shares in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voter instruction form.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the meeting and you hold your LyondellBasell shares in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Entering a new vote by telephone or over the Internet prior to 12:00 p.m. Eastern Time on May 23, 2017;

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Sending us a written document revoking your earlier proxy; or

•	Voting again in person at the meeting.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. We believe that, pursuant to NYSE rules, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 is considered to be a routine matter. Therefore, without instructions from you, the broker may not vote on any other proposals. It is therefore important that you vote your shares.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.

What if I return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” all matters for which you did not vote.

How are votes counted?

For all proposals other than the election of Supervisory Directors and the vote on the frequency of say-on-pay, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” For the election of Supervisory Directors, you may vote “FOR,” “AGAINST,” or “WITHHOLD.” For the vote on the frequency on say-on-pay, you are given the option to choose to have the say-on-pay vote occur every “1 YEAR,” “2 YEARS,” or “3 YEARS.” You may also abstain from voting. A vote to abstain or withhold does not count as a vote cast, and therefore will not have any effect on the outcome of matters.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the meeting. If any matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy designation.

Who can attend the meeting?

The Annual Meeting is open to all LyondellBasell shareholders. If you would like to attend the meeting, you must inform us in writing of your intention of doing so prior to May 17, 2017. The notice may be emailed to investors@lyb.com. Admittance of shareholders will be governed by Dutch law.

What is the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Our Supervisory Directors, officers and employees may solicit proxies by mail, by email, by telephone or in person for no additional compensation. In addition, we have retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of $15,000, plus reasonable expenses.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.

If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at (800) 579-1639, through the Internet at www.proxyvote.com, or by email at sendmaterial@proxyvote.com. If you hold your shares in street name, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

Why did I receive a “notice of internet availability of proxy materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On April [    ], 2017, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Can I submit a proposal for the 2018 shareholder meeting?

Under SEC rules, if a shareholder wants us to include a proposal in our 2018 proxy materials for presentation at our 2018 annual meeting, then the proposal must be received at our offices at 1221 McKinney Street, Suite 300, Houston, Texas 77010, Attention: Corporate Secretary, by December 7, 2017. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Item 1 – Election of Supervisory Directors

Since our incorporation, our Supervisory Board has been divided into three classes, with directors in each class serving for a three-year term. The Supervisory Board has decided that all directors should be elected annually. This decision was made after a review of our governance practices and recognition that annual elections give shareholders a greater voice in expressing their views about our Supervisory Directors. In connection with this decision, the Supervisory Board approved amendments to our Corporate Governance Guidelines and the Rules of the Supervisory Board in February 2017 to provide that nominations will be for a term of one year. Our Articles of Association state that the Supervisory Board nominates individuals for terms that cannot exceed three years. As a result, this change is effective without the need for amendments to our Articles and shareholder approval.

Our Class II and Class III directors, whose terms would ordinarily expire at the annual meetings in 2018 and 2019, have tendered resignations effective as of this annual meeting to forego the remainder of their terms for which they were previously elected by shareholders.

Identifying Director Candidates

Our Nominating & Governance Committee focuses on Supervisory Board succession planning on a continuous basis. The Committee is responsible for recruiting and recommending to the full Supervisory Board nominees for election. The goal is to achieve a Supervisory Board that provides effective oversight of the Company through the appropriate balance of diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes.

The Supervisory Board has adopted a profile that is meant to guide the membership of the Supervisory Board. The profile includes a list of elements that the Supervisory Board believes must be sufficiently represented by its members, either individually or collectively. A copy of the profile can be found on the Company’s website at www.lyb.com.

In addition to the characteristics set forth in its profile, the Supervisory Board seeks candidates who are willing and able to devote the time and attention necessary to engage in relevant, informed discussion and decision making. Our Supervisory Board also views diversity as a priority and seeks representation across a range of attributes, including race, gender, ethnicity, age and professional experience. Board diversity is one of the factors assessed when identifying and evaluating candidates. These efforts are embodied in our current Supervisory Board composition and by our 11 current Supervisory Director nominees.

Although our Nominating & Governance Committee is responsible for recommending candidates to the Supervisory Board for nomination, candidates also may be proposed by Supervisory Directors, management and our shareholders.

Any shareholder wishing to recommend a candidate should submit a written recommendation to the Corporate Secretary at LyondellBasell Industries, 1221 McKinney Street, Suite 300, Houston, Texas 77010. The recommendation must include the name, biographical information and the individual’s consent to nomination. For our 2018 annual meeting, recommendations must be received by December 7, 2017 to be considered.

Profile of Desired Experience, Knowledge and Background

• Corporate strategy and strategic planning

• Executive management experience with a company of comparable size and international spread of activities

• Knowledge of corporate governance issues applicable to companies listed on the NYSE

• Understanding of the specific markets (product and geography) of the Company

• Experience with and understanding of chemicals and refining

• Understanding of the management of human resources in a large international company, including compensation matters

• Awareness of corporate social responsibility issues including environment, sustainability, communities, values

• Relevant practical legal experience, particularly Dutch corporate law, U.S. securities laws, environmental and mergers & acquisitions

• Financial expertise, including audit, internal control and risk management

• International banking, tax and corporate finance

2017 Nominees to the Supervisory Board

Our Supervisory Board, on the recommendation of our Nominating & Governance Committee, has nominated our 11 current Supervisory Directors based on their high caliber and diverse array of expertise, experience and leadership skills.

Our Management board and Supervisory Board recommends a vote “FOR” the election of each of these nominees as a Supervisory Director (Proposal 1).

Set forth below is each nominee’s name, age as of the date of this proxy statement, nationality, principal occupation, business experience and public company experience held in the last five years.

Supervisory Board Nominees
Robert G. Gwin American, Age 53 Director since 2011 Chairman since 2013

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Executive Vice President, Finance and Chief Financial Officer of Anadarko Petroleum Corporation, an oil and gas exploration and production company, since 2009. Chairman of Western Gas Holdings, LLC, the general partner of Western Gas Partners, LP, an owner, operator and developer of midstream energy assets, since 2009 and director since 2007. Chairman of Western Gas Equity Holdings, LLC, the general partner of Western Gas Equity Partners, LP since 2012.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: As a seasoned executive and chairman of two publicly traded master limited partnerships, Mr. Gwin brings with him extensive knowledge and experience in all areas of executive management and board service. He also has experience in finance, strategy, capital markets, governance and publicly traded company matters, as well as knowledge of the upstream and midstream oil and natural gas businesses, which are integral to the petrochemical industry’s feedstock supply chain.

Jacques Aigrain French-Swiss, Age 62 Director since 2011

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Senior Advisor at Warburg Pincus, a global private equity firm, since 2016 and partner from 2013 to 2016. Director of The London Stock Exchange Group Plc, a diversified international stock exchange, since 2013. Director of WPP plc, a multinational advertising and public relations company, since 2013. Director of Lufthansa German Airlines, from 2007 to 2015. Chairman of LCH Clearnet Group, Limited, a clearinghouse group, from 2010 to 2015. Director of Resolution Ltd., a financial services company, from 2010 to 2013.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Aigrain has extensive experience as an executive and board member of several multinational companies. His background provides him with expertise in all areas of strategy, mergers and acquisitions, finance and capital markets. Additionally, he brings with him substantial knowledge of board related and governance matters.

Lincoln Benet American-British, Age 53 Director since 2015

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Chief Executive Officer of Access Industries, a privately held industrial group, since 2006.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: As CEO of an industrial group with world-wide holdings, Mr. Benet has knowledge of all aspects of executive management. Mr. Benet also currently and previously has served on the boards of several privately held companies, including investment, music and publishing, oil and gas pipes and tubing, telecommunications, management services and petrochemicals companies. He brings with him experience in global markets, mergers and acquisitions, strategic planning and corporate strategy as well as international finance matters, including corporate finance matters such as treasury, insurance and tax.

Jagjeet S. (Jeet) Bindra American, Age 69 Director since 2011

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Director of Edison International, a generator and distributor of electric power, and its subsidiary, Southern California Edison Co., an electric utility company, since 2010. Director of WorleyParsons, a global provider of project delivery and consulting services to the resources and energy sectors and complex process industries, since 2015. Director of Transocean Ltd., an offshore drilling contractor and the provider of drilling management services, from 2011 to 2014. Director of Larsen & Toubro, a technology, engineering, construction and manufacturing company, from 2009 to 2012. Director and Deputy Chairman of Transfield Services, a global provider of operations, maintenance and asset and project management services, from 2009 to 2012.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Bindra previously led worldwide manufacturing operations as a senior executive of Chevron, a multinational energy corporation. This background provides him with extensive knowledge of global manufacturing, capital projects, health, safety and environmental and operations matters. Additionally, Mr. Bindra has knowledge of board and governance matters through his service as a board member of several publicly traded companies.

Robin Buchanan British, Age 65 Director since 2011

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Senior Advisor to Bain & Company, the worldwide business consulting firm, since 2007. Before that, Mr. Buchanan was the Senior Partner of Bain’s UK operations for 17 years. Director of Schroders plc, a FTSE 100 global asset management company, since 2010. Chairman of Michael Page International plc, a specialist recruitment company, from 2011 to 2015. He previously served as Dean and President of London Business School.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Buchanan has many years’ experience of petrochemicals and extractive industries, as well as business and financial services as well as strategy and leadership. He brings with him particular expertise in competitive strategy, leadership, executive management, mergers and acquisitions and board effectiveness.

Stephen F. Cooper American, Age 70 Director since 2010

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Chief Executive Officer and Director of Warner Music Group Corp., a recorded music and music publishing business, since 2011. Managing Partner of Cooper Investment Partners, a private equity firm specializing in underperforming companies, since 2008.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: With a long career as a corporate turnaround specialist, Mr. Cooper has served as the top executive of several publicly traded companies, providing him with expansive knowledge and experience relating to all matters of executive management as well as finance and strategy. Mr. Cooper brings with him additional experience from his role as a sitting CEO and board member.

Nance K. Dicciani American, Age 69 Director since 2013

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Director of Halliburton, an oilfield services company, since 2009. Director of Praxair, an industrial gases company, since 2008. Director of AgroFresh Solutions, Inc., a horticultural technology company, since 2015. Director of Rockwood Holdings, a specialty chemicals and advanced materials company from 2008 until 2014.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Dicciani previously served as a senior executive of Honeywell Specialty Materials and Rohm and Haas, both specialty chemicals manufacturers, providing her with specific industry knowledge and understanding of manufacturing, health, safety and environmental matters, and the competitive landscape for our industry. She also has extensive experience in all areas of executive management. Through her service on other publicly traded companies, Ms. Dicciani also has experience in board and governance matters.

Claire S. Farley American, Age 58 Director since 2014

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Director of TechnipFMC plc since the 2017 combination of FMC Technologies, Inc., a global provider of technology solutions for the energy industry, and Technip S.A., a project management, engineering and construction company. Director of Anadarko Petroleum since 2017. Previously served as a director of FMC from 2009 to 2017. Vice Chair of KKR Energy Group from 2016 to 2017 and currently an advisor to KKR Energy Group. Member of KKR Management LLC, the general partner of KKR & Co. L.P., a global investment firm, from 2013 to 2015. Managing Director of KKR Energy Group from 2011 to 2012. Director of Encana Corporation, a North American energy provider, from 2008 through 2014.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: As a former executive in the oil and gas exploration and production industry, Ms. Farley brings with her experience in business development, mergers, acquisitions and divestitures, as well as knowledge of the chemical industry’s feedstocks and their markets. She also has experience in all matters of executive management and as a board member of several publicly traded companies, she brings with her an understanding of publicly traded company and governance matters.

Isabella D. (Bella) Goren American, Age 56 Director since 2014

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Director of MassMutual Financial Group, a mutual life insurance company, whose major affiliates include Oppenheimer Funds, Inc. and Barings LLC, since 2014. Director of Gap Inc., a global retail company with a portfolio of brands, since August 2011. Senior Vice President and Chief Financial Officer of AMR Corporation, the parent holding company of several airlines, including American Airlines, Inc., where she also served as Senior Vice President and Chief Financial Officer, from 2010 through 2013.[1]

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Goren has held a wide range of executive roles in capital intensive and highly competitive global businesses. Her experience and expertise cover areas that include strategic planning, management of complex international operations, business development, asset management and corporate financial functions. As a board member of major multinational companies, she also brings knowledge and experience in corporate governance.

Bruce A. Smith American, Age 73 Director since 2010

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Chief Executive Officer of One Cypress Energy LLC, a crude petroleum products logistics provider, since 2011. Director of GEVO, Inc., a renewable chemicals and advanced biofuels company from 2010 to 2015.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: As former chairman and chief executive officer of Tesoro Corporation, Mr. Smith has extensive knowledge of executive management and publicly traded company matters, including manufacturing, capital projects, health, safety and environmental and operations as well as the refining industry generally. He also has a background in all areas of finance, having served in corporate treasury and chief financial roles. Mr. Smith brings with him expertise in all areas of public company matters.

Rudy van der Meer Dutch, Age 72 Director since 2010

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE: Chairman of the Supervisory Board of Coöperatie VGZ U.A., a health insurer, since 2011. Supervisory Director of James Hardie Industries S.E., an industrial fibre cement products and systems manufacturer, since 2007. Chairman of Supervisory Board of Royal Imtech N.V., a technical services provider, from 2005 to 2013.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. van der Meer’s background includes a long career with a multinational paints, coatings and specialty chemicals producer, including as a senior executive. He has extensive industry experience, including with manufacturing, health, safety and environmental and operations matters. Mr. Van der Meer also has served on boards of several Dutch multinational companies, providing him with knowledge and understanding of public company governance matters.

1 AMR Corporation and American Airlines, Inc. successfully completed a reorganization under Chapter 11 in 2013, for which a voluntary petition was filed in 2011.

Corporate Governance

We have a dual board structure, a common structure for Dutch companies. Under the dual board structure, there is a Supervisory Board and a Management Board. Supervisory Board members are all non-executives and Management Board members are executives of the Company. The primary responsibilities of each board are shown below. Information about the members of our Management Board can be found under “Other Governance Matters – Management Board.”

The Supervisory Board	The Management Board

Our Supervisory Board is responsible for overseeing the Management Board and the overall course of our business and strategy. Members of the Supervisory Board are non-executives and are elected by shareholders. Our Supervisory Board and its committees oversee:

• management’s identification, measurement, monitoring, and control of our company’s material risks, including operational, credit, market, liquidity, compliance, strategic, and reputational risks;

• the Company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business;

• management’s development and implementation of an annual financial operating plan and a multi-year strategic business plan, and our progress meeting these financial and strategic plans;

• the corporate audit function, our independent registered public accounting firm, and the integrity of our consolidated financial statements; and

• the establishment, maintenance, and administration of appropriately designed compensation programs and plans.

Members of the Management Board are executive officers of LyondellBasell that are nominated by the Supervisory Board and elected by shareholders. The Management Board is responsible for the management of the Company. This includes the responsibility for, among other things:

• setting and achieving the Company’s objectives;

• the Company’s strategy, policies, the ensuing delivery of results, and the risks inherent in its business activities and the financing of the Company;

• the structure and operation of the internal risk management and control systems;

• the financial reporting process and establishment and maintenance of the internal controls over financial reporting;

• the disclosure of information to shareholders;

• compliancewith legislation and regulations;

• the relation between the Company and its stakeholders, including shareholders;

• the corporate social responsibilities of the Company; and

• the Company’s corporate structure.

The Supervisory Board is also responsible for:

• reviewing,monitoring, and approving succession plans for the Supervisory Board, our CEO and other key executives to promote senior management continuity;

• conductingan annual self-evaluation of the Supervisory Board and its committees;

• identifyingand evaluating director candidates and nominating qualified individuals for election to serve on our Supervisory Board; and

• reviewingour CEO’s performance and approving the total annual compensation for our CEO and other executive officers.

Supervisory Board Independence

Our Supervisory Board has adopted categorical standards that are used to assist in independence determinations. The categorical standards meet and in some instances exceed the requirements of the NYSE. To qualify as independent under our categorical standards, a Supervisory Director must be determined to have no material relationship with LyondellBasell other than as a Supervisory Director. The categorical standards include strict guidelines for Supervisory Directors and their immediate families regarding employment or affiliation with LyondellBasell as well as with its independent registered public accounting firm. Our categorical standards are included in our Corporate Governance Guidelines and can be found on our website at www.lyb.com.

The Supervisory Board has determined that there are no relationships or transactions under the categorical standards that would prohibit any of the Supervisory Directors from being deemed independent. In addition to the relationships and transactions that would bar an independence finding under the categorical standards, the Supervisory Board considered all other known relationships and transactions in making its determination. Transactions and relationships considered included:

•	Company subsidiaries’ purchases of natural gas and natural gas liquids from a subsidiary of Anadarko Petroleum, where Mr. Gwin serves as Executive Vice President and CFO and Ms. Farley serves as a director;

•	Company subsidiary’s engagement of Worley Parsons, where Mr. Bindra is a director, for project management services related to capital projects;

•	Company subsidiaries’ engagement of the employee search and recruitment services of Michael Page International, where Mr. Buchanan served as Chairman until the end of 2015;

•	Company subsidiaries’ purchases of insurance coverage from a subsidiary of MassMutual Financial Group, where Ms. Goren is a director;

•	Company subsidiaries’ purchases of measurement products from a subsidiary of TechnipFMC, where Ms. Farley is a director;

•	Company subsidiaries’ purchases of industrial gases from, and sales of crude hydrogen to, Praxair, where Ms. Dicciani is a director;

•	Mr. Benet’s position as CEO of Access Industries, the Company’s largest shareholder;

•	Mr. Cooper’s position as CEO of Warner Music, a subsidiary of Access Industries; and

•	Mr. Buchanan’s position as Non-Executive Chairman of Access Industries’ Investment Committee.

In determining that none of these transactions or relationships affected the independence of any of the interested Supervisory Directors, the Supervisory Board considered the nature of the transactions and relationships. All of the transactions are ordinary course and none of the dollar amounts involved was material to the Company or the counterparty. As discussed in our Dutch Annual Report that accompanies the Dutch Annual Accounts, the Dutch Corporate Governance Code states that no individual may be deemed independent if he or she represents an entity that owns 10% or more of our shares. Although not deemed independent under the Dutch Corporate Governance Code, the Supervisory Board determined that the relationships between Messrs. Benet, Buchanan and Cooper and Access Industries do not preclude findings of independence under our categorical standards or the NYSE listing standards.

Supervisory Board Leadership Structure

As a result of our dual board structure, only non-executives may serve as Supervisory Directors. Mr. Gwin was named Chairman of the Supervisory Board in September 2013. The Chairman’s responsibilities include leading full Supervisory Board meetings and executive sessions and managing the Supervisory Board function.

The separation of the positions of Chairman and CEO that results from our governance structure allows Mr. Gwin to focus on management of Supervisory Board matters and allows our Chief Executive Officer, Mr. Patel, to focus his attention on managing our business. Additionally, we believe the separation of these roles contributes to the independence of the Supervisory Board in its oversight role and in assessing the Chief Executive Officer and management generally.

Executive Sessions

Executive sessions of our Supervisory Board generally take place at every regular meeting. At these executive sessions, led by Mr. Gwin, the Supervisory Directors review and discuss, among other things, the performance of the CEO and other members of management as well as the criteria on which performance is evaluated and performance against those criteria, including with respect to compensation matters. If Mr. Gwin is unavailable, the Supervisory Board’s governing document, the Rules of the Supervisory Board, provide that the Supervisory Director with the longest tenure shall preside. If two or more individuals have equal tenure, the eldest of them will chair.

Supervisory Board Evaluations

Each year our Supervisory Board and its committees evaluate their own effectiveness. The Supervisory Directors respond to questions intended to solicit information to be used to improve effectiveness of the Supervisory Board and its committees. The key areas covered in the self-evaluations include membership; responsibilities; functionality; meetings; strategy; senior management (including succession planning); focus on performance; ensuring financial robustness; building corporate reputation; and matching risk with return. The feedback from the self-evaluation process is discussed during Supervisory Board and committee executive sessions.

In 2016, the Chairman of the Supervisory Board met individually with each of the Supervisory Directors to elicit further feedback, including feedback on other directors. The Chair of the Nominating  & Governance Committee met with the directors to elicit feedback on the Chairman of the Supervisory Board.

Communication with the Supervisory Board

Shareholders and other interested parties may communicate with the Supervisory Board or any individual Supervisory Director. Communications should be addressed to our Corporate Secretary at LyondellBasell Industries, 1221 McKinney Street, Suite 300, Houston, Texas 77010.

Communications are distributed to the Supervisory Board or to any individual Supervisory Director or Supervisory Directors, as appropriate, depending on the facts and circumstances outlined in the communication. Communications such as business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; resumes and other forms of job inquiries; spam; and surveys will not be communicated to the Supervisory Board. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any Supervisory Director upon request.

CEO and Management Succession Planning

One of the primary responsibilities of the Supervisory Board is to ensure that we have a high-performing management team in place. On an annual basis, the Supervisory Board conducts a detailed review of development and succession planning activities to maximize the pool of internal candidates who can assume executive officer positions without undue interruption. The Supervisory Board reviews CEO succession planning, and ensures that executive officer succession planning reviews and evaluations are conducted at least annually, either by the Compensation Committee or the Supervisory Board as a group. The Supervisory Board also reviews with members of senior management in depth assessments of the Company’s bench strength, retention, progression and succession readiness for all other senior level managers.

Supervisory Board Oversight of Risk

While the Company’s Management Board is responsible for the Company’s risk profile and managing the day-to-day risks to the Company, the Supervisory Board has broad oversight as it relates to risk management. In this oversight role, the Supervisory Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. The Company believes that its leadership structure is conducive to sound risk management, and that the Supervisory Board’s involvement is appropriate to ensure effective oversight.

The primary means by which our Supervisory Board oversees our risk management structures and policies is through its regular communications with management. At each Supervisory Board meeting, executive officers are asked to report to the Supervisory Board and, when appropriate, specific committees. Additionally, other members of management and employees periodically attend meetings and present information. One purpose of these presentations is to provide direct communication between members of the Supervisory Board and members of management. The presentations provide the Supervisory Board with the information necessary to understand the risk profile of the Company, including information regarding the specific risk environment, exposures affecting the Company’s operations and the Company’s plans to address such risks. In addition to information regarding general updates to the Company’s operational and financial condition, members of management report to the Supervisory Board about the Company’s outlook and forecasts, and any impediments to meeting those or its pre-defined strategies generally. These direct communications allow the Supervisory Board to assess the evaluation and management of the Company’s day-to-day risks.

In carrying out its oversight responsibility, the Supervisory Board has delegated to individual Supervisory Board committees certain elements of its oversight function.

•	The Audit Committee provides oversight of the integrity of the Company’s financial statements; independent accountants’ qualifications and independence; the performance of the Company’s internal audit function, independent accountants and compliance program; and its system of disclosure and internal controls.

•	The Compensation Committee oversees the Company’s compensation programs to evaluate whether our programs and practices create excessive risks and determines whether any changes to those programs and practices are warranted.

•	The Nominating & Governance Committee reviews policies and practices in the areas of corporate governance; considers the overall relationship of the Supervisory Board to the Company’s management; and develops, reviews and recommends governance guidelines applicable to the Company.

•	The Health, Safety, Environmental & Operations (“HSE&O”) Committee reviews and monitors compliance with health, safety and environmental matters and provides oversight of the Company’s technology and the execution of large capital projects and turnarounds. It discusses the Company’s programs relating to health, safety and environmental matters, safety and environmental incidents and statistics; and plans and initiatives to continuously improve HSE results.

•	The Finance Committee provides oversight in connection with strategic transactions, including those that may impact our capital position, and reviews our tax planning and strategy. The Finance Committee also reviews our capital structure and capital allocation, the dividend policy, stock repurchase programs, debt profile, and hedging strategies.

The Company has an enterprise risk management function, with a group of employees dedicated to enterprise-wide risk management activities. The Management Board is responsible for overseeing the risk management programs of the Company, including approving risk tolerances, evaluating whether they are aligned with the Company’s strategic goals, and defining the overall risk profile of the Company. The Management Board has delegated to a Risk Management Committee the authorization to review and approve transactions that are in furtherance of the strategies as approved by the Management Board. The standing members of the Risk Management Committee include the Company’s CEO, CFO and Chief Legal Officer. Through a variety of policies and procedures, business leaders are required to identify, monitor, mitigate and report on risks under the supervision of the Management Board, which requires risk management plans from each business segment.

The results of the risk management processes and updates on materials risks are reported to the Supervisory Board and its committees. In addition, the Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and reports are made to the Audit Committee in accordance with NYSE requirements.

Supervisory Board and Committee Information

The Supervisory Board held five regularly scheduled meetings in 2016. Each of the Supervisory Directors attended at least 75% of the meetings of the Supervisory Board and of each committee of which he was a member. The Company does not maintain a policy regarding Supervisory Board members’ attendance at its annual general meetings.

The table below provides membership and meeting information for each of the Supervisory Board’s standing committees and changes to the committees that were made in 2016.

Name	Audit	Compensation	Nominating & Governance	HSE&O	Finance (1)	Executive (2)
Robert Gwin						Chair
Jacques Aigrain (3)		Chair			●	●
Lincoln Benet			●		Chair	●
Jeet Bindra (4)	●			Chair		●
Robin Buchanan (5)		●	●
Steve Cooper				●
Nance Dicciani (6)				●	●
Claire Farley (7)	●		Chair			●
Bella Goren	●	●
Bruce Smith	Chair				●	●
Rudy van der Meer (8)			●	●
2016 Meetings	6	6	4	4	3	- (9)

(1)	The Finance Committee was established in May 2016.

(2)	The Executive Committee was established in May 2016.

(3)	Mr. Aigrain served on the Audit Committee until May 2016 when he joined the Finance Committee.

(4)	Mr. Bindra served on the Nominating & Governance Committee until May 2016 when he became Chair of the HSE&O Committee and joined the Audit Committee.

(5)	Mr. Buchanan became a member of the Nominating & Governance Committee in May 2016.

(6)	Ms. Dicciani served on the Audit Committee until May 2016 when she joined the Finance Committee.

(7)	Ms. Farley became a member of the Audit Committee in May 2016.

(8)	Mr. van der Meer served as Chair of the HSE&O Committee until May 2016.

(9)	The Executive Committee had informal calls throughout the year and between meetings to discuss coordination amongst the Supervisory Board and its committees.

Each of our committees has a written charter, approved by the Supervisory Board. The charters can be found on our website at www.lyb.com. Each of the committees, other than the Executive Committee, must perform an annual self-evaluation of its effectiveness and report the results of its activities to the full Supervisory Board.

The Audit Committee

The Audit Committee is responsible for overseeing all matters relating to our financial statements and reporting; internal audit function and independent auditors; and our compliance function. Listed below are the general responsibilities of the Audit Committee.

•	Independent Auditor - Engage external auditor and approve compensation; review independence and establish policies relating to hiring of auditor employees; and pre-approve audit services;

•	Internal Audit - Review plans, staffing and activities as well as effectiveness;

•	Financial Statements - Review financial statements and earnings releases; discuss and review accounting policies and practices and external auditor reviews; and discuss and review effectiveness of controls; and

•	Compliance - Review plans, staffing and function of the Company’s Compliance function; establish and review procedures for complaints, including anonymous complaints regarding accounting, controls and auditing; and review the Company’s Code of Conduct and system for monitoring compliance therewith.

Our Supervisory Board has determined that all Committee members are independent under the NYSE listing standards, our categorical standards, and the heightened independence requirements applicable to audit committee members under the rules of the SEC. Our Supervisory Board has also determined that all Committee members are financially literate in accordance with the NYSE listing standards and qualify as audit committee financial experts under SEC rules.

The Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation programs and developing the Company’s compensation philosophy generally.

In overseeing compensation matters, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans to Company employees, including selection of participants, determination of award levels within plan parameters, and approval of award documents. However, the Compensation Committee may not delegate authority under those plans for matters affecting the compensation and benefits of the executive officers. The Compensation Committee’s responsibilities include the following:

•	Executive Compensation – Approve compensation and benefits of executive officers; review objectives of executive compensation consistent with corporate objectives; review and approve goals and objectives of CEO compensation and evaluate CEO performance; and make recommendations to the Supervisory Board for all executive officers’ compensation; and

•	Company Compensation Benefits – Review compensation philosophy, programs and practices; review and approve pension and benefit arrangements as well as funding of pension and benefit plans; and make recommendations to the Supervisory Board regarding the same.

All Committee members are independent under the NYSE listing standards, our categorical standards and independence requirements applicable to compensation committee members under NYSE rules.

Compensation Committee Interlocks and Insider Participation – During 2016, no member of the Compensation Committee was an officer or employee of the Company or any of our subsidiaries and no executive officer served on the compensation committee or board of any entity that employed any member of our Compensation Committee or Supervisory Board.

For additional information on the Compensation Committee, including with respect to compensation consultants engaged in the last fiscal year, see the “Compensation Discussion and Analysis” beginning on page 31.

  Nominating & Governance Committee

One of the primary responsibilities of the Nominating & Governance Committee is to identify nominees for election to the Supervisory Board. As described in this proxy statement, and in connection with its declassification, the Supervisory Board has nominated each current member of the Supervisory Board for election at the Annual Meeting.

It is the duty of the Nominating & Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating & Governance Committee has the following responsibilities:

•	Administrative - Coordinate evaluations by other committees and the full Supervisory Board;

•	Supervisory Directors and Supervisory Director Nominees - Identify and recommend candidates for membership on the Supervisory Board; recommend committee memberships and recommend Supervisory Board compensation; and

•	Corporate Governance - Review the Company’s governance profile and make recommendations; and review and comment on shareholder proposals.

  Health, Safety, Environmental & Operations Committee

It is the duty of the HSE&O Committee to assist the Supervisory Board in its oversight responsibilities by assessing the effectiveness of environmental, health and safety programs and initiatives that support Company policies. The HSE&O Committee also reviews the Company’s material technologies and the risks relating to its technology portfolio as well as its performance in executing large capital projects and turnarounds. In fulfilling its duties, the HSE&O Committee has the following responsibilities:

•	Administrative - Review the status of the Company’s health, safety and environmental policies and performance, including processes to ensure compliance with applicable laws and regulations;

•	Performance - Review and monitor the Company’s health, safety and environmental performance statistics, provide oversight of the programs, initiatives and activities in the areas of technology and sustainability and review with management the existing and emerging technologies, and environment, health, safety, product stewardship and other sustainability issues that can have a material impact on the Company; and review the status of our environment, health, safety, product stewardship and other sustainability policies, programs and practices;

•	Audit - Review and approve the scope of the health, safety and environmental audit program and regularly monitor program results; review and approve the annual budget for the health, safety and environmental audit program; and

•	Reporting - Report periodically to the Supervisory Board on technology, health, safety and environmental matters affecting the Company.

  Finance Committee

It is the duty of the Finance Committee to assist the Supervisory Board in its oversight responsibilities by monitoring and assessing such matters as the Company’s capital structure and allocation, debt portfolio, and derivative strategies. In fulfilling its duties, the Finance Committee has the following responsibilities:

•	Strategy – Review analyses and provide guidance and advice regarding acquisitions and divestments and discuss and review the Company’s tax strategies, planning and related structures;

•	Capital – Review the Company’s capital structure; review capital allocation, including organic or inorganic investments, review and discuss the dividend policy; review and discuss stock repurchase activities and plans; and

•	Securities and Financing – Review and discuss the Company’s debt portfolio, credit facilities, compliance with financial covenants; review and discuss the commodity, interest rate or currency derivative strategies; review and discuss the securities offerings.

  Executive Committee

The Executive Committee consists of the chairs of each of the other Supervisory Board committees. The role of the Executive Committee is to facilitate and improve communication and coordination amongst the Supervisory Board and its committees. It does so by, among other things, collaborating on agenda setting and discussing ad-hoc issues (including when a meeting of the full Supervisory Board is not possible or practical).

Other Governance Matters

Retirement Policy; Term Limits

The Company’s governance documents provide that members of the Supervisory Board will not be nominated after their 75th birthday. The Supervisory Board implemented this mandatory retirement age in 2016 upon recommendation of the Nominating & Governance Committee. While the Supervisory Board does not believe there is a specific age after which directors should no longer serve on boards, it does believe mandatory retirement ages are useful for board refreshment purposes. All of our current Supervisory Board members are eligible to be re-nominated until the 2019 annual meeting. The Supervisory Board has not adopted term limits for its membership. The Nominating & Governance Committee discussed term limits and recommended to the Supervisory Board that term limits not be implemented at this time. This decision was in part due to the fact that the Company has only been in existence since 2009 and its longest serving Supervisory Board members have served since 2010. The decision was also made because the Supervisory Board determined that the mandatory retirement age and a rigorous evaluation process for deciding whether to re-nominate individuals for election are more effective means of ensuring board refreshment and renewal, while also allowing for continuity of service.

Dutch Corporate Governance Code

As a Dutch incorporated entity, we are subject to the Dutch Corporate Governance Code. The Code, a copy of which can be found at www.commissiecorporategovernance.nl, is a statement of principles and best practices for Dutch companies, with an emphasis on integrity, transparency and accountability as the primary means of achieving good governance. The Code’s compliance principle is “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Code by either applying the best practices or explaining why the company has chosen to apply different practices.

The Code is in large part consistent with NYSE and SEC requirements and best practices for U.S. companies. In our Dutch Annual Report, which accompanies our 2016 Dutch Annual Accounts and can be found on our website at www.lyb.com, we disclose those instances where we have chosen to apply practices that differ from the Code. In general, these instances relate to our decision to apply practices that are more common for NYSE traded companies that differ from provisions of the Code.

Compensation of the Members of the Supervisory Board

Our Supervisory Directors receive cash compensation and equity compensation, in the form of restricted stock units, for their service on the Supervisory Board and its committees. Additionally, beginning in 2016, Supervisory Directors can elect to receive the cash component of their compensation in Company shares. The 2016 compensation of our Supervisory Directors is shown in “Supervisory Director Compensation” table below.

Supervisory Board Retainer	Cash	$115,000 ($215,000 for Chairman)
	RSUs	Valued at $170,000 ($310,000 for Chairman)

Committee Retainer	Members	$10,000 ($15,000 for Audit Committee)
	Chairs	$20,000 ($27,500 for Audit and Compensation Committee Chairs)

In addition to the retainers shown above, recognizing the time and effort international travel requires, we pay members of the Supervisory Board a cash payment of $5,000 for each intercontinental trip taken in performing their board service.

Supervisory Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert G. Gwin, Chairman	215,000	310,050	27,420	552,470
Jacques Aigrain	154,303	170,056	10,556	334,915
Lincoln Benet	137,787	170,056	--	307,843
Jagjeet S. Bindra	145,847	170,056	33,827	349,730
Robin Buchanan	--	300,750	308	301,058
Milton Carroll (4)	68,607	170,056	4,290	242,953
Stephen F. Cooper	125,000	170,056	22,722	317,778
Nance K. Dicciani	--	330,838	2,130	332,968
Claire Farley	143,333	170,056	27,130	340,519
Bella Goren	140,000	170,056	27,130	337,186
Bruce A. Smith	--	333,297	2,438	335,735
Rudy M.J. van der Meer	138,607	170,056	2,130	310,793

(1)  Includes retainers for services earned or paid through December 31, 2016. Messrs. Buchanan, Smith and Ms. Dicciani each elected to receive their cash compensation in the form of shares of our stock.

(2)  Represents annual grants of restricted stock units, or RSUs, for all Supervisory Directors and shares of stock issued in lieu of cash compensation for Messrs. Buchanan, Smith and Ms. Dicciani. The annual grants of RSUs are made in conjunction with the regularly scheduled May Supervisory Board meeting. The terms of the RSUs provide for dividend equivalent payments when dividends are paid on the Company’s shares. In 2016, the annual grant for each director was 2,093 units, other than Mr. Gwin, who received 3,816 units. These awards, which vest on May 12, 2017 (one year from the date of grant), are the only stock awards outstanding at 2016 fiscal year-end for the Supervisory Directors. In accordance with FASB Topic ASC 718, Compensation – Stock Compensation, the grant date fair value of the awards is the number of units granted times the fair market value of our shares on that date. See Note 17 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2016 for a description accounting for equity-based compensation.

The shares received in lieu of cash compensation are issued at the same time quarterly cash payments for retainers and travel fees are otherwise made to Supervisory Directors. The number of shares issued is based on the average of the closing prices of the Company’s shares over the quarter in which the compensation was earned. The shares issued in lieu of cash compensation were as follows: Mr. Buchanan – 1,627 shares; Mr. Smith – 2,028 shares; and Ms. Dicciani – 2,003 shares.

(3)  Includes $5,000 for each intercontinental trip taken for work performed for the Company, other than for Mr. Buchanan, Ms. Dicciani and Mr. Smith, each of whom received shares as compensation for their travel fees. Also includes benefits in kind related to tax preparation and advice related to the Supervisory Directors’ UK and Dutch tax returns and payments. The Company provides these services, through a third party, to the Supervisory Directors because of our unique incorporation and tax domicile situation.

(4)  Mr. Carroll retired in July 2016. Pursuant to the terms of his RSU award, he vested pro-rata in his 2016 award based on his days of service during the year and forfeited the remaining RSUs.

Share Ownership Guidelines; Prohibition on Hedging and Pledging Shares

Members of our Supervisory Board are subject to Share Ownership Guidelines and our Policy Prohibiting Insider Trading. Under the Share Ownership Guidelines, Supervisory Directors are prohibited from selling any shares of the Company until they own shares that are valued at six times their annual cash retainer for Supervisory Board service, or $690,000 for all directors other than Mr. Gwin, whose ownership requirement is $1860,000. Once they have reached these ownership levels, they may not sell shares that would bring them below the levels.

Pursuant to our Policy Prohibiting Insider Trading, members of the Supervisory Board are prohibited from engaging in transactions that result in a hedge against any decrease in LyondellBasell’s share price. They also are prohibited from pledging their LyondellBasell shares as collateral for personal loans or other obligations.

Management Board

Our Management Board consists of certain executive officers, nominated by the Supervisory Board and elected by shareholders. The Management Board is led by our CEO, Bob Patel, who serves as its Chairman. In January 2017, we announced that Kevin Brown, Executive Vice President – Manufacturing & Refining, would be retiring in February 2017. Mr. Brown served as a member of the Management Board from 2015, when he was elected by shareholders, until his retirement in February 2017. Additionally, in January 2016, we announced that Tim Roberts, former Executive Vice President – Global O&P was leaving the Company in January 2016. Mr. Roberts had served as a member of the Management Board from 2014, when he was elected by shareholders, until his departure in 2016. The term of office of each of our Management Board members expires at the 2018 annual general meeting of shareholders.

The name, age (as of the date of this proxy statement), nationality, and business background of each member of our Management Board is set forth below.

Bob Patel

CEO and Chairman of the Management Board (American, 50)

Mr. Patel joined the Company in 2010 as SVP – O&P Americas. Since then, he has led the Company’s O&P EAI and Technology businesses with additional responsibility for all manufacturing operations outside of the Americas and the Company’s PP Compounding business. Prior to joining the Company, Mr. Patel spent over 20 years with Chevron Corp. and Chevron Phillips Chemical Company.

Thomas Aebischer

EVP and Chief Financial Officer (Swiss, 55)

Prior to joining the Company in 2016, Mr. Aebischer served in a variety of positions, including chief financial officer, over a nearly 20 year career with Holcim, one of the world’s largest cement, concrete and aggregates companies. Earlier in his career, Mr. Aebischer worked for PricewaterhouseCoopers and the Bern cantonal tax authorities in Switzerland.

Dan Coombs

EVP – Manufacturing, Projects, Refining and Technology (American, 60)

Mr. Coombs joined the Company in 2015 as EVP – Intermediates & Derivatives. Since then, he has held various executive positions with responsibility for the Company’s Technology business, global O&P businesses, as well as procurement and supply chain functions. Prior to joining the Company, Mr. Combs spent over 15 years at Chevron Phillips Chemical Company and its subsidiaries or joint ventures.

Jeff Kaplan

EVP and Chief Legal Officer (American, 48)

Mr. Kaplan joined the Company in 2009 as Deputy General Counsel. In his time at the Company, he has overseen the legal department’s disputes, operations, HSE, commercial and labor and employment practice groups. Prior to joining the Company, Mr. Kaplan served in a variety of legal roles at Chevron Phillips Chemical Company and in private practice.

Jim Guilfoyle

SVP – Global Intermediates & Derivatives (American, 46)

Mr. Guilfoyle has spent 24 years at the Company and its predecessors in a variety of roles of increasing responsibility, including as director and vice president of sales and marketing and commercial operations for several products and divisions within the organization.

Related Party Transactions and Indemnification

We have adopted a written Related Party Transaction Approval Policy, which requires the disinterested members of the Audit Committee to review and approve, in advance of commitment, certain transactions that we may enter into with related parties, including Supervisory Directors, members of the Management Board, executive officers and certain shareholders. The transactions covered by the policy are those which are:

•	in the ordinary course of business but have an aggregate value of $25 million or more;

•	not in the ordinary course of business, regardless of value; and

•	any transaction where an executive officer or Supervisory Director of the Company has a direct or indirect material interest and the transaction has a value of $120,000 or more.

The disinterested members of the Audit Committee determine the fairness of the transactions to the Company by considering whether the transactions have terms no less favorable than those which could be obtained from non-related parties. Below is a description of related party transactions in existence since the beginning of the last fiscal year.

In 2010, we entered into certain agreements with affiliates of Access Industries. These agreements include a registration rights agreement that obligates us to register and bear the costs for the resale of equity securities owned by Access Industries or its affiliates, and a nomination agreement. Pursuant to the nomination agreement, Access Industries has the right to nominate individuals for appointment to the Supervisory Board if certain ownership thresholds are met. Access Industries currently owns more than 18% of our outstanding shares and nominated Messrs. Benet, Buchanan and Cooper pursuant to the agreement. The nomination rights continue for so long as Access Industries owns at least 5% of our outstanding shares. The Company entered into these agreements before it became publicly traded and the Related Party Transaction Policy was adopted.

On an ongoing basis and in the ordinary course of business, the Company makes spot purchases of natural gas and natural gas liquids (“NGLs”), which are raw materials used by the Company to manufacture its products, from Anadarko Petroleum. Robert G. Gwin, the Chairman of our Supervisory Board, serves as Executive Vice President and CFO of Anadarko Petroleum. In July 2014, the disinterested members of the Audit Committee approved the Company making spot purchases from Anadarko as it deems appropriate. The determination was based on the fact the transactions were on terms no less favorable than those which could be obtained from non-related parties. The Company purchased $46 million of natural gas and NGLs from a subsidiary of Anadarko Petroleum in 2016. The Audit Committee considered these purchases in connection with the determination that Mr. Gwin is independent. The Company does not believe that Mr. Gwin’s position at Anadarko gives rise to a direct or indirect material interest in the transactions.

The Supervisory Board previously agreed to advance legal expenses to the following former and current executive officers: Jim Gallogly, our former CEO; Craig Glidden, our former EVP and Chief Legal Officer; Kevin Brown, our former Executive Vice President – Manufacturing and Refining; and Bob Patel, our current CEO and Chairman of the Management Board. The expenses relate to the defense of audits by the Internal Revenue Service of tax year 2012 challenging the tax treatment under Section 409A of the Internal Revenue Code of equity awards we granted to these individuals. In early 2017, the individuals agreed in principle to settlements with the IRS relating to the audits of tax year 2012. The Supervisory Board has approved the Company reimbursing the individuals for the settlement costs, on an after-tax basis. We have advanced an aggregate of $1.7 million in defense costs and expect to reimburse an aggregate of $1.7 million in payment of the settlement costs.

Indemnification

We indemnify our Supervisory and Managing Directors to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. Our Articles of Association require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

Securities Ownership

Information relating to the beneficial ownership of our shares by each (i) Supervisory Director, (ii) Supervisory Director nominee, and (iii) executive officer named in the Summary Compensation Table on page 47 is included below, as is information with respect to all of these individuals, and all other executive officers, as a group. For purposes of the table below, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of April [    ], 2017. Our Supervisory Directors, Supervisory Director nominees and executive officers, individually and in the aggregate, beneficially own less than 1% of our outstanding shares as of April [    ], 2017.

Name	Number of Shares or Units		Stock Options Exercisable Within 60 days
	Shares	RSUs (1)
Jacques Aigrain	5,665	2,093	--
Lincoln Benet	899	2,093	--
Jeet Bindra (2)	15,983	2,093	--
Robin Buchanan	29,274	2,093	--
Steve Cooper	17,410	2,093	--
Nance Dicciani	8,513	2,093	--
Claire Farley	3,403	2,093	--
Bella Goren	3,469	2,093	--
Robert Gwin	12,768	3,816	--
Bruce Smith	22,722	2,093	--
Rudy van der Meer	11,122	2,093	--
Thomas Aebischer	2,876	--	17,704
Bob Patel (3)	88,639	--	139,695
Kevin Brown	136,525	--	43,555
Dan Coombs	750	--	8,725
Jeff Kaplan	6,016	--	11,080
All directors, nominees and executive officers as a group (23 persons)	366,034	24,746	220,759

(1)  Represents units (each equivalent to a share of LyondellBasell stock) that will vest within 60 days.

(2)  Mr. Bindra’s ownership includes 9,200 shares owned by the Bindra Family Revocable Trust. Mr. Bindra disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(3)  Mr. Patel’s ownership includes 61,810 shares held in a family trust. Mr. Patel disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

The table below shows information for shareholders known to us to beneficially own more than 5% of our shares.

	Shares Beneficially Owned
Name and Address	Number	Percentage (1)
Certain affiliates of Access Industries, LLC (2) 730 Fifth Ave., 20th Floor New York, NY 10019	73,043,367
FMR LLC (3) 82 Devonshire Street Boston, MA 02109	24,651,790
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	23,468,341

(1)  All percentages are based on [    ] shares outstanding as of April [    ], 2017.

(2)  Access Industries is a privately-held U.S. industrial group which controls directly or indirectly AI International Chemicals S.à r.l. and certain other entities that are recordholders of our outstanding shares (collectively, the “Access Recordholders”). Len Blavatnik controls Access Industries and may be deemed to beneficially own the shares held by one or more of the Access Recordholders. Access Industries and each of its affiliated entities and the officers, partners, members and managers thereof (including, without limitation, Mr. Blavatnik), other than the applicable Access Recordholder, disclaim beneficial ownership of any shares owned by the Access Recordholders.

(3)  Information is based on a Schedule 13G filed with the SEC on February 14, 2017 by FMR LLC and Abigail P. Johnson reporting beneficial ownership of the Company’s stock as of December 31, 2016, on behalf of its direct and indirect subsidiaries including Crosby Advisors LLC, FIAM LLC, Fidelity (Canada) Asset Management ULC, Fidelity Institutional Asset Management Trust Company, Fidelity Management Trust Company, Inc., FMR Co., Inc. and Strategic Advisors, Inc. The shareholder reports sole voting power with respect to 3,080,719 shares and sole dispositive power with respect to 24,651,790 shares.

(4)  Information is based on a Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group reporting beneficial ownership of the Company’s stock as of December 31, 2016, on behalf of its direct and indirect subsidiaries including Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The shareholder reports sole voting power with respect to 532,902 shares and sole dispositive power with respect to 22,872,387 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Directors, executive officers and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4 and 5) with the SEC and the NYSE. All such persons are required by SEC regulation to furnish us with copies of all such forms that they file. Based on a review of the reports filed, information of the Company, and written representations from reporting persons, we believe that during the fiscal year ended December 31, 2016, our Supervisory Directors, executive officers and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a).

Item 2 – Adoption of Dutch Statutory Annual Accounts

At the Annual Meeting, you will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2016 (the “Annual Accounts”), as required under Dutch law and our Articles of Association. Our Annual Accounts are prepared in accordance with international financial reporting standards (“IFRS”) and Dutch law. The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“U.S. GAAP”) and there are differences between IFRS and U.S. GAAP.

A copy of the Annual Accounts can be accessed through our website, www.lyb.com, and may be obtained free of charge by request to Corporate Secretary, LyondellBasell Industries, 1221 McKinney St., Suite 700, Houston, TX 77010.

The Management Board and Supervisory Board recommend that you vote FOR the adoption of our Annual Accounts (Proposal 2).

Item 3 – Discharge from Liability of Members of the Management Board

Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Management Board from liability to the Company in respect of the exercise of their management duties during the financial year concerned. The discharge does not affect any potential liability pursuant to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters that have not been disclosed to shareholders. It is proposed that the shareholders resolve to discharge the members of the Management Board from liability in respect of the exercise of their management duties during 2016.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge of the members of the Management Board from liability to the Company for 2016 (Proposal 3).

Item 4 – Discharge from Liability of Members of the Supervisory Board

Under Dutch law, at the Annual Meeting shareholders also may discharge the members of the Supervisory Board from liability to the Company in respect of the exercise of their supervisory duties during the financial year concerned. The discharge does not affect any potential liability under the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders. It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2016.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge of the members of the Supervisory Board from liability to the Company for 2016 (Proposal 4).

Item 5 – Appointment of PricewaterhouseCoopers Accountants N.V. as our Auditor for the Dutch Statutory Annual Accounts

The Supervisory Board has selected PricewaterhouseCoopers Accountants N.V. to serve as our auditor who will audit the Dutch Annual Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), for the year ending December 31, 2017. As required by Dutch law, shareholder approval must be obtained for the selection of PricewaterhouseCoopers Accountants N.V. to serve as our auditor to audit the Dutch Annual Accounts. Representatives of PricewaterhouseCoopers Accountants N.V. will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Our Management Board and Supervisory Board recommend that you vote FOR the appointment of PwC (Proposal 5).

Item 6 – Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

The Supervisory Board has selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the year ending December 31, 2017. PwC has acted as our independent registered public accounting firm since 2010.

The ratification of the selection of PwC is not required, but our Supervisory Board is submitting the selection to shareholders for ratification because we value our shareholders’ views on the Company’s auditors. If our shareholders fail to ratify the selection, it will be considered as notice to the Supervisory Board and Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may recommend to the Supervisory Board a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stakeholders.

Our Management Board and Supervisory Board recommend that you vote FOR the ratification of PwC (Proposal 6).

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2016	2015
	(in millions)
Audit Fees	$8.4	$8.1
Audit-Related Fees	1.6	0.6
Tax Fees	0.2	0.2
All Other Fees	--	--

Total	$10.2	$8.9

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PwC for the audit of our consolidated financial statements, the review of financial statements included in our Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees consist of the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

The Audit Committee has adopted procedures for the approval of PwC’s services and related fees. Each year, all audit and audit-related services, tax services and other services for the upcoming audit are provided to the Audit Committee for approval. The services, which may be provided in the upcoming twelve-month period, are grouped into significant categories and provided to the Audit Committee substantially in the format shown above.

The Audit Committee is updated on the status of all services and related fees on a periodic basis or as matters warrant. In 2016 and 2015, the Audit Committee pre-approved all audit, audit-related and tax services performed by PwC.

As set forth in the Audit Committee Report below, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

Audit Committee Report

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Supervisory Board, to recommend to the Supervisory Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by shareholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2016 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:

•      First, the Audit Committee discussed with PricewaterhouseCoopers (PwC), the Company’s independent registered public accounting firm for fiscal year 2016, those matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16 Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•      Second, the Audit Committee discussed with PwC its independence and received from PwC a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

•      Third, the Audit Committee met periodically with members of management, the internal auditors and PwC to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2016, as well as PwC’s report regarding the effectiveness of internal control over financial reporting.

•      Finally, the Audit Committee reviewed and discussed, with the Company’s management and PwC, the Company’s audited consolidated balance sheet as of December 31, 2016, and consolidated statements of operations, comprehensive income, cash flows and equity for the fiscal year ended December 31, 2016, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Supervisory Board (and the Supervisory Board approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2016. The Committee has also approved the selection of PwC as the Company’s independent registered public accounting firm for fiscal year 2017.

The Audit Committee

Bruce A. Smith, Chairman

Jagjeet S. Bindra

Claire Farley

Bella D. Goren

Item 7 – Ratification and Approval of Dividends in Respect of the 2016 Fiscal Year

Discussion of Dividend Policy

Pursuant to the Dutch Corporate Governance Code, we provide shareholders with an opportunity to discuss our dividend policy and any major changes in that policy at our Annual Meeting.

Our dividend policy continues to be to pay a consistent quarterly dividend, with the goal of increasing the dividend over time.

Through December 31, 2016, we have paid an aggregate of $10.6 billion in dividends since we began our dividend program in 2011, increasing the dividend payments from $0.10 per share in the second quarter of 2011 when we began paying dividends to $0.85 per share in the second quarter 2016. The Supervisory Board believes that, given the Company’s strong capital and results of operation, it is appropriate to continue this dividend program.

Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits for the payment of dividends. The portion of our annual profits that remains after the reservation is available for dividend payments as approved by shareholders. The determination to pay any dividends will be made after a review of the Company’s expected earnings, the economic environment, the financial position and prospects of the Company, and any other considerations deemed relevant by the Management Board with the approval of the Supervisory Board.

The Company paid an aggregate of $3.40 per share from its 2016 annual accounts, for a total of $1.4 billion. This includes interim dividends of $0.85 per share paid in each of the second, third and fourth quarters of 2016 and the first quarter of 2017.

Our Management Board and Supervisory Board recommend that shareholders vote FOR the proposal to ratify and approve the payment of dividends in respect of the 2016 fiscal year (Proposal 7).

Item 8 – Advisory Approval of Executive Compensation (Say-on-Pay)

The Compensation Committee believes that LyondellBasell’s executive compensation program is consistent with the goals of our executive compensation philosophy and that it drives performance, encourages an appropriate sensitivity to risk and increases shareholder value. That philosophy, which is set by the Compensation Committee, is intended to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain high-caliber executives who are crucial to our long-term success.

A significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans.

We implement our philosophy and achieve our program goals by following certain key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;

•	aligning annual incentive awards with annual operating, financial and strategic objectives; and

•	rewarding absolute and relative performance through long-term equity incentive awards.

Results of Last Year’s Say-on-Pay Vote

Our executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 95% of the votes cast at the 2016 annual meeting. Our Compensation Committee and the other members of our Supervisory Board believe that this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee in 2015 and early 2016. They also believe that the consistent high level of support from our shareholders for our executive compensation program over the past several years is a result of our Compensation Committee’s commitment to compensating our executives in a manner that provides a strong link between pay and performance and is reflective of our philosophy and goals, market best practices and strong shareholder engagement.

Pay for Performance in 2016

The Compensation Committee believes that the compensation of our named executive officers for 2016 is reasonable and appropriate, is justified by the Company’s performance and is working to ensure management’s interests align with increasing shareholder value. The Supervisory Board requests that you consider the structure of our executive compensation program in connection with our 2016 performance, which is more fully discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement. The CD&A also contains more details about how we implement our philosophy and goals, and how we apply these principles to our compensation program.

2017 Advisory Vote on Executive Compensation

Shareholders have the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2017 Annual General Meeting of shareholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Although the advisory vote is non-binding, the Supervisory Board values shareholders’ opinions. The Compensation Committee will review the results of the vote and consider shareholders’ input when considering future decisions on our executive compensation programs. A vote against the proposal will not, however, provide the Compensation Committee with information about shareholders’ specific concerns. For this reason, we urge shareholders to contact us or otherwise communicate their specific concerns relating to our executive compensation programs.

Our Management Board and Supervisory Board recommend a vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 8).

Item 9 – Advisory Vote to Determine the Frequency of the Say-on-Pay Vote

We provide shareholders the ability to vote on our executive compensation on an annual basis. Under SEC rules, every six years, shareholders are given the opportunity to express their views on how frequently the say-on-pay vote should occur. Under this proposal, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years.

In 2011, there was an overwhelming majority of votes cast in favor of voting on say-on-pay annually. We continue to believe that say-on-pay votes should be conducted every year so that our shareholders may express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company, the Supervisory Board or the Compensation Committee. However, the Compensation Committee and the Supervisory Board value the opinions expressed by shareholders and will consider the outcome of the vote when making decisions regarding the frequency of conducting a say-on-pay vote.

Our Management Board and Supervisory Board recommend that shareholders vote FOR a one year, or annual, advisory approval of executive compensation (Proposal 9).

Compensation Committee Report

The Compensation Committee of the Supervisory Board has reviewed and discussed the Compensation Discussion and Analysis section of the proxy statement with management. Based on our review and discussions, we have recommended to the Supervisory Board that the Compensation Discussion & Analysis be included in LyondellBasell’s 2017 proxy statement.

The Compensation Committee
Jacques Aigrain, Chairman
Robin Buchanan
Bella D. Goren

Executive Compensation

Compensation Discussion & Analysis

This section explains the decisions we made concerning the compensation of our named executive officers for 2016. It also describes the process and factors considered in determining the amount of compensation awarded. The named executives for 2016 are listed below. In January 2017, we announced that Kevin Brown would be retiring in February 2017 and that Dan Coombs has become Executive Vice President – Manufacturing, Refining, Projects and Technology. The information included in this CD&A is based on the named executives’ roles and responsibilities in 2016.

Name	Title
Bob Patel	Chief Executive Officer and Chairman of the Management Board
Thomas Aebischer	Executive Vice President and Chief Financial Officer
Kevin Brown	Executive Vice President – Global Manufacturing and Refining
Dan Coombs	Executive Vice President – Global Olefins & Polyolefins
Jeff Kaplan	Executive Vice President and Chief Legal Officer

Executive Summary

Key Performance and Compensation Highlights:

•	Achieved top decile health, safety and environmental (HSE) performance;

•	Advanced the Company’s strategic growth plans by:

•	Completing our 2 billion pound North American ethylene expansion program;

•	Beginning site preparation for a new 1.1 billion pound U.S. Gulf Coast high density polyethylene plant; and

•	Advancing the development of a new Gulf Coast PO/TBA plant;

•	Continued cost discipline, holding fixed costs essentially flat as compared to 2015 and over the three-year performance period ending December 31, 2016;

•	Delivered solid business results, as reflected by our EBITDA, although results were lower than expected;

•	Outperformed the majority of our chemical peers in return on assets (ROA) for the three-year performance period ending December 31, 2016, although the refining business did not do as well against refining peers;

•	Received strong say-on-pay support in 2016 – 95% voted in favor of our executive compensation; and

•	Engaged with shareholders during 2016 and are making changes in response to feedback.

2016 Company Performance

For compensation purposes, we measure our performance on several different factors that we believe are important for our short and long-term success and for creating shareholder value. We delivered solid performance against these measures, but at times fell short of our high expectations to continuously improve and to outperform others. The compensation decisions made for our executives reflect our strong pay-for-performance philosophy. The incentive compensation earned by our named executives for 2016 results was, overall, approximately one-third less than that earned in 2015. For overall Company performance, our annual bonuses paid out slightly in excess of target based on strong HSE and cost performance, but recognizing that our 2016 EBITDA did not meet our expectations. The performance share units (PSUs) with a three-year performance period at year end 2016 earned 130% of target. This payout is reflective of our strong performance in ROA in the chemicals business and our cost control, but recognizes we did not outperform our peers as well as we have in prior years and that our refining business did not outperform. Below is an overview of the performance factors that went into the 2016 compensation decisions.

HSE Performance	Operating in a safe, reliable manner protects our employees, our assets and the communities in which we operate. We believe our focus on HSE performance is the right thing to do and that it helps us contain costs of operations and can avoid operational upsets. HSE performance is used as a measure under our short-term incentive program.

• In 2016, we achieved a Company record for the lowest number of injuries per man hour.

• Process safety incidents remained among lowest in industry.

• Environmental incidents remained flat compared to prior years.

Costs	We believe maintaining controllable costs is vital to our success. We operate in an industry where a substantial portion of costs to operate are market driven and as a result, we drive a culture of cost discipline and strive to keep our fixed costs among the lowest in the industry. For 2016 performance, costs were used as a measure for both short-term and long-term incentives.

• 2016 fixed costs were in line with our budget for the year; modest increases from prior years were a result of investments in our business.

• Over the three-year period, fixed costs increased by only 6% on a foreign exchange rate adjusted basis.

Business Results

We believe that EBITDA* is the financial measure that best allows shareholders to gauge our profitability and assess our performance. We look at EBITDA as compared to prior years, always seeking continuous improvement, but also as compared to our internal forecasts and the general economic and market backdrop. EBITDA is used as a measure under our short-term incentive program.

*We define EBITDA as income from continuing operations before interest expense (net), provision for (benefit from) income taxes and depreciation and amortization.

• We delivered solid EBITDA in light of heavy maintenance and project schedules and lower market and higher feedstock prices in several businesses.

• 2016 EBITDA was negatively impacted by schedule and cost overruns for our Corpus Christi expansion and operational issues at our Houston refinery.

Return on Assets	We believe that ROA shows how efficiently we manage our assets to produce profits, which is important for manufacturing companies like ours. ROA is used as a measure under our long-term incentive awards, which compares performance at the beginning and end of a three-year performance period as compared to peers. We believe the use of ROA over the longer term allows shareholders to better evaluate our performance as compared to peers.

• Our chemicals business’ ROA increased by 4% as compared to a 1% decline by our peers.

• Offsetting this performance was a 13% decline in our refining business’ ROA as compared to a 6% decline by our peers.

Key Compensation Practices

Our executive compensation practices support our pay for performance philosophy, reflect best governance practices and do not include features that could misalign executives’ interests from shareholders.

WHAT WE DO	WHAT WE DON’T DO

✓ We tie a significant amount of compensation to financial, business and strategic goals.	X We don’t have a high percentage of fixed compensation.

✓ We balance long-term and short-term incentives.	X We don’t exclusively grant time-vested awards.

✓ We use long-term equity incentives, including PSUs, RSUs and stock options, to reward sustained future performance.	X We don’t use a peer group composed of companies significantly larger than ours or make lock-step changes based on peer groups.

✓ We include a “double-trigger” vesting for change-in-control events.	X We don’t provide for excise tax-gross ups for change-in-control or terminations.

✓ We include claw-backs to recover performance based compensation in certain circumstances.	X We don’t allow our officers and directors to hedge our stock.

✓ We use an independent consultant to advise on executive compensation matters.	X We don’t allow our officers and directors to pledge their stock.

Say-on-Pay

Our executive compensation program has received substantial and consistent shareholder support over the past several years. At the 2016 annual meeting, our executive compensation program received support of 95% of the votes cast. Our Compensation Committee and other members of our Supervisory Board believe that this consistent high level of support from our shareholders is a result of our commitment to ensuring that our executives are compensated in a manner that provides a strong link between pay and performance.

The Compensation Committee and the Supervisory Board value our shareholders’ insights and consider shareholder feedback, evolving business needs, and a desire to further link executive pay to performance when evaluating our compensation program. In response to discussions with shareholders, the Committee has taken a number of actions, including continually working on our proxy statement disclosure and reviewing our overall program design to align it more closely with our performance and with shareholders’ interests.

Compensation Committee Actions in 2016

Annually, the Compensation Committee’s independent compensation consultant provides a review of executive compensation trends and best practices, as well as regulatory updates that may impact our executive compensation programs. The Committee uses this information to form decisions on executive compensation and to validate the link between pay and performance.

Based on the annual review, business needs, market practices and shareholder feedback, the Committee has taken actions to modify our compensation programs. Some of these actions were effective for 2016, while others are effective beginning in 2017.

2016 Compensation Program Changes	Rationale

Share Ownership Guidelines - Implemented more stringent restrictions. Other than shares withheld by the Company in payment of required taxes, shares may only be sold after the executive has met ownership requirements and that ownership must be maintained while the executive is employed by the Company.

We believe that share-based compensation should be a long-term investment for our executives. By further restricting their ability to divest of Company shares, their interests will be greater aligned with the interests of our shareholders.
Anti-pledging - Introduced a prohibition on pledging Company shares.

We believe pledging shares is contrary to our intention that executives maintain a certain ownership threshold in the Company because a decline in our share price could necessitate a sale of the pledged shares.

LTI Performance Measures - We added two performance measures to our 2016 PSU awards: total shareholder return (TSR) as compared to peers and capital project execution. The PSUs granted in 2016, which have a three-year performance period ending December 31, 2018, are earned based on ROA relative to peers, costs, relative TSR and capital project execution.

Relative TSR was added because it links pay to performance and rewards executives for outperformance against peers, further aligning our executives’ interests with those of our shareholders.

Capital project execution was added to recognize the need to successfully execute our profit-generating growth strategy. Including this measure for the three-year period ending 2018 encourages a focus on executing capital and maintenance projects on time and budget.

2017 Compensation Program Changes	Rationale

Annual Bonus Calculations - Beginning in 2017, executives’ bonuses will be determined based on corporate level performance, weighted as follows:

•      Business Results – 60%

•      Cost Discipline – 20%

•      HSE Performance – 20%

In prior years, executives’ bonuses were based on both corporate level performance and business unit or function results.

Simplifying the calculations of the bonuses for our named executives provides greater transparency. Additionally, using corporate level performance aligns executives more closely with shareholders. It also fosters a more collaborative and team oriented approach to achieving goals.

The weighting of the measures are now more heavily weighted to business results to greater incentivize continued improvement. Cost discipline and HSE performance continue to be critical for the Company’s success and the focus for those measures is sustaining our industry leading performance.

LTI Performance Measures - Beginning with the 2017 grants of PSUs, the sole measure for performance over the three-year period ending December 31, 2019 is TSR relative to our peers.	Avoiding overlapping performance measures for short and long-term incentives is a governance best practice. We also want to use performance measures that provide greater transparency for shareholders and our executives. Using relative TSR links rewards for outperformance against peers and promotes greater accountability and alignment of executives to our shareholders.

CEO Performance and Compensation Decisions

Bob Patel, CEO Chairman of the Management Board

Performance: The Compensation Committee based its assessment of Mr. Patel primarily on its overall evaluation of the Company’s performance in 2016. The Committee considered the Company’s performance in executing on its organic growth plans; its HSE performance; the ability to maintain its low fixed cost structure; and its overall operational performance. The Committee also reviewed Mr. Patel’s performance in relation to strategic, financial and organizational goals meant to help secure the long-term success of the Company. These goals included aligning with the Supervisory Board on growth alternatives, capital allocation and balance sheet strategies as well as completing the transition of the Company’s management team and continuing to evolve succession plans and employee training and development.

Compensation Decisions in 2016 for Mr. Patel: After a review of his 2015 performance, Mr. Patel received a salary increase of 10% in 2016. In recognition of performance in 2016, Mr. Patel was paid an annual bonus at 144% of target. The bonus comprised 103% of target for Company performance, which was then multiplied by 1.4 for Mr. Patel’s individual performance in leading the Company. He also received long-term incentive awards consisting of PSUs, restricted stock units (RSUs) and stock options with an aggregate value of 650% of his base salary, an 18% increase from his prior target long-term incentive (LTI).

Total Target Direct and Realized Compensation: Below, we show Mr. Patel’s total target direct compensation, which includes his base salary, target annual bonus opportunity and the value at grant of long-term incentive awards. Mr. Patel’s bonus can pay out anywhere from 0 to 300% of target and the LTI awards will be earned over a three-year period. Their ultimate value depends on our stock price performance and whether we satisfy performance measures under the PSUs. For these reasons, we also include the compensation realized by Mr. Patel, which includes his base salary, annual bonus earned and the value of LTI awards that have vested or been exercised.

Total Target Direct and Realized Compensation

Mr. Patel’s 2015 total target direct compensation included $12 million of one-time LTI awards granted to him in connection with his appointment as CEO, which included RSUs and stock options. The one-time awards were for retention and incentive purposes, in recognition that under the Company’s prior compensation programs, executives did not receive annual grants and the RSUs and stock options Mr. Patel received when he joined the

Company in 2010 had all fully vested. Mr. Patel’s 2015 realized compensation included the vesting of the five-year RSU award granted to him in 2010 when he joined the Company. Mr. Patel’s 2016 realized compensation includes the vesting of the first tranche of the one-time RSU award granted to him in 2015 and the vesting of PSUs with a performance period ended December 31, 2016 that were granted in 2014 when he was Senior Vice President of O&P – EAI and Technology. For more information, see the “Grants of Plan Based Awards” and “Options Exercised and Stock Vested” tables in this CD&A.

Executive Compensation Philosophy

Design Principles of our Executive Compensation Program

•	Take into account the realities of a cyclical, commodity industry.

•	Align the interests of management with those of shareholders.

•	Encourage both short and long-term results.

•	Attract, retain and incentivize the highest caliber team possible.

•	Provide the ability to pay high achievers above market median pay based on individual performance, potential and impact to the Company’s results.

•	Recognize the current market leading position in HSE performance, cost discipline and business performance.

Components of Executive Compensation

We believe that the majority of our executives’ compensation should be incentive based and, in particular, share based. Tying compensation to the achievement of our business goals ensures that we pay for performance. Including share based compensation as the largest component of our executives’ compensation ensures that our executives’ interests are aligned with our shareholder and incentivizes actions and behaviors that will increase shareholder value. In 2016, the total target direct compensation of our executives was as follows:

CEO	All Other Named Executives
89% incentive based, with 17% in the form of cash bonus opportunity and 72% in share based incentives.	76% incentive based, with 20% in the form of cash bonus opportunity and 56% in share based incentives.

Base Salary: Base salaries provide executives with a regular fixed income in recognition for their job responsibilities. Executives’ base salaries are determined when they are hired or promoted into their positions.

Annual Bonus: Annual bonus opportunities are a percentage of base salary. The annual bonuses are meant to incentivize our executives and align their compensation with the achievement of the Company’s annual priorities. Based on performance, executives will earn from 0-200% of the target bonus amount. The bonuses also are designed to reflect individual contribution and performance. Each executive will receive an individual modifier for his performance during the year, ranging from 0-1.5. The earned percentage of the target is multiplied by this modifier, which can result in an actual payout from 0-300% of the target bonus.

Long-Term Incentives: Long-term incentive awards are meant to motivate the achievement of increased value over the longer term and more closely align the interests of our executives with shareholders. They are designed to motivate the achievement of increased shareholder value over the longer term. The aggregate value of long-term incentives awarded to executives is a percentage of the executives’ base salary. The LTI awards we grant include:

PSUs – PSUs vest after a three-year performance period. The PSUs are converted to shares when they vest. Awards can vest from 0-200% of target, depending on the Company’s performance. Performance for the PSUs granted in 2016 is based on ROA as compared to peers, relative TSR, cost competitiveness and capital project execution. PSUs accrue dividend equivalents in the form of additional units at the same time and in the same amount as dividends paid to shareholders.

RSUs – RSUs vest in full after three-years and receive one share for each unit at vesting. The ultimate value received by executives is dependent on the Company’s share price when the award vests. RSUs receive cash dividend equivalents at the same time and in the same amount as dividends paid to shareholders.

Stock Options – Stock options vest ratably over a three-year period and are exercisable for 10 years. The exercise price is the fair market value on the date of grant.

Perquisites and Other Benefits: Our named executives receive the same benefits generally provided to all of our other employees, which includes vacation allowances, retirement benefits (including matching contributions under our 401(k) plan and accruals under our cash balance plan) and health and welfare benefits. The perquisites received by our executives that are not offered to all employees include:

•	Annual executive physical – The Company provides annual physical exams to executives.

•	Financial, tax and estate planning – The Company will reimburse up to $15,000 of expenses.

•	Contributions under the U.S. Senior Management Deferral Plan – The Company makes contributions designed to make up for contributions missed under our qualified retirement plans because of IRS limits for amounts that exceed the IRS limits under our 401(k) plan and our defined benefit pension plan. The amount of the matching contributions is 11% of compensation in excess of the IRS limitations.

From time to time, the Company provides other benefits intended for business purposes, including tax equalization payments and business club memberships or dues. The tax equalization payments are designed to make executives whole if they incur income tax in jurisdictions other than their country and/or state of residence. For example, executives may travel to other jurisdictions on Company business and may be taxed on days worked in that jurisdiction. If and only to the extent those additional taxes cannot otherwise be offset against the executive’s regular income tax liability (such as in the form of credits), the Company will reimburse the executive such that his tax liability is equal to the full income tax for his jurisdiction of residence only.

Setting Compensation and Performance Targets

The Compensation Committee, comprised solely of independent directors, is responsible for determining the compensation for our named executives and designing our executive compensation program. The Committee reviews and considers a comprehensive analysis and assessment of the executive compensation program, including the elements of each executive’s compensation, with the input from the Committee’s independent compensation consultant. The Committee also receives input on the performance of other executives and the compensation program design from the CEO. The members of the Supervisory Board review and approve the decisions made by the Compensation Committee relating to the compensation of our executive officers.

The Committee aims to set our named executives’ total target direct compensation at around the 50th percentile of market, as defined by our peer group and general industry survey data. Total target direct compensation includes base salaries, target bonuses and grant date value of long-term incentive awards. A large portion of the total compensation opportunity for the named executives is directly related to the achievement of financial and operational factors that measure our performance in both absolute terms and relative to others.

Independent Compensation Consultant

The Compensation Committee retained Frederic Cook & Co., Inc. (Cook & Co.) for advice in executive compensation matters over the last several years. In 2016, the Committee engaged in a search process for a new independent compensation consultant and in the third quarter of 2016 retained Pearl Meyer.

As required by rules adopted by the SEC, the Committee engaged its consultants after assessing the firms’ independence, including taking into account:

•	Whether the firm or the engagement partner provides any other services to the Company other than as a consultant to the Nominating & Governance Committee on Supervisory Board related compensation matters;

•	The fees received by the firm as a percentage of its total revenues;

•	The firm’s policies and procedures to prevent conflicts of interest;

•	The absence of any significant business or personal relationships between the firm or the engagement partner and the members of the Committee;

•	The fact that neither the firm nor the engagement partner owns any company stock or equity derivatives; and

•	The absence of any personal or business relationships between the firm or the engagement partner and an executive officer of the Company.

Based on the assessments, the Committee determined that neither the engagement of Cook & Co. nor Pearl Meyer raised any conflicts of interest or other concerns.

The services provided by the consultant generally include advising on our executive compensation program and evolving industry practices, providing market data and analysis regarding the competitiveness of our program and evaluating management proposals. Additionally, the consultant will attend regularly scheduled meetings and conference calls throughout the year in connection with reviews and discussions of executive compensation matters. In 2016, Cook & Co. provided a review and analysis of the competitiveness of the Company’s executive compensation program for 2016 compensation decisions and provided an evaluation of the design of the executive compensation program, including its alignment with corporate governance and compensation design best practices. Pearl Meyer undertook a comprehensive review of the Company’s programs and practices; provided a review and analysis of the competitiveness of the Company’s executive compensation program; and advised on the changes to the Company’s annual bonus and long-term incentives as set forth under “Compensation Committee Actions in 2016.”

How We Establish Pay Targets

Annually, the Compensation Committee reviews the total target direct compensation for each of our executive officers. The Committee then sets each of the executive’s compensation targets for the current year. This generally involves establishing an annual bonus target and the value of long-term incentive awards as a percentage of base salary. Regular salary increases, if any, normally become effective on April 1 of the year. The Committee’s decisions are reviewed and ratified by the full Supervisory Board.

The Committee reviews publicly available financial and compensation information reported by our peer group and general survey data. Information about our peer group can be found below. The survey data included in this CD&A was collected from the 2016 Willis Towers Watson Executive Compensation Database and reflects a combination of general industry and chemical industry compensation for executives in companies with corporate or business unit revenues appropriate for each executive’s scope of responsibility.

The Committee reviews the peer group and survey data to determine the median compensation for each executive’s position. The median is used as a reference point for pay recommendations. Actual pay and targets vary from median based on the executive’s industry experience; experience in the role and at the Company; time in position; internal pay parity amongst our executives; and any other factors the Committee deems relevant.

Competitive Pay – Our 2016 Peer Group

The Compensation Committee conducts an annual review of the peer group to determine if any changes are necessary. Based on the review, no changes were made in 2016. The peer group is used to gauge the competitiveness of our named executives’ compensation. It is also used more generally when the Committee reviews our program designs, which includes types of compensation awarded and the terms and conditions of compensation components.

Factors Used in Choosing Peer Group Companies	2016 Peer Group Companies

•     Those operating in a similar industry with similar cost structures, business models and global reach;

•     Companies with a similar revenue and market capitalization as ours; and

•     Sources for executive talent.

	3M Air Products and Chemicals Alcoa Caterpillar Dow Chemical DuPont Honeywell	International Paper Johnson Controls Monsanto Phillips 66 PPG Industries Praxair Valero

2016 Compensation Decisions

The compensation of our named executives is reviewed and approved by the Compensation Committee during the first quarter of each year at a regularly scheduled meeting, generally held in February. Compensation decisions are made based on performance in the prior year, other than for PSUs. The performance period for PSUs is a three-year period and the compensation decisions are made based on the Company’s performance over that three-year period. The compensation of our named executives in 2016 includes:

•	Base salaries earned in fiscal 2016;

•	Annual bonuses earned based on 2016 performance (paid in March 2017);

•	Grants of annual long-term incentive awards made in February 2016, including:

•	Stock options that vest ratably over a three-year period;

•	RSUs that vest in full after three-years; and

•	PSUs that vest after a three-year performance period that will end on December 31, 2018 and be paid out, if at all, in early 2019; and

•	Payouts (in February 2017) of the PSUs that were granted in February 2014 with a three-year performance period that ended December 31, 2016.

2016 Base Salaries

The table below shows the base salaries for the named executives in 2015 and the increases determined by the Compensation Committee in 2016. All increases were made at the February 2016 Compensation Committee meeting and effective April 1, 2016, other than for Mr. Coombs. Mr. Coombs’ increase was made in connection with his assumption of responsibility for Global O&P businesses and was effective in January 2016. The Committee reviewed market data for each of the executives and internal pay parity when making its decisions.

The Committee also considered prior work experience, additional responsibilities, performance in 2015 and time in the job.

Name	2015 Base Salary	Increase	2016 Base Salary
Bob Patel	$1,250,000	10%	$1,375,000
Thomas Aebischer	–	–	$725,000
Kevin Brown	$550,000	7.5%	$591,250
Dan Coombs	$500,000	20%	$600,000
Jeff Kaplan	$485,000	5%	$509,250

The increases shown in the table above brought the named executives’ base salaries more in line with those of the Company’s peer group and closer to the median of market data generally. After the salary increases, our named executives’ base salaries were as follows:

•	Bob Patel – 7% below the peer group and survey data median;

•	Thomas Aebischer – at peer group median and 12% below survey data median;

•	Kevin Brown – 10% below peer group median and 23% below survey data median;

•	Dan Coombs – at peer group median and 16% below survey data median; and

•	Jeff Kaplan – 11% below peer group median and 25% below survey data median.

Annual Bonus Payment

The Company’s annual bonus program, known as the Short-Term Incentive program (STI), rewards participants for achieving the Company’s short-term objectives. Executives have target bonuses, which are a percentage of their base salaries. In 2016, there were no changes to our named executives’ target bonuses other than for Mr. Coombs, whose target bonus percentage was increased from 75% to 85% of base salary when he became responsible for the Company’s Global O&P businesses in January 2016. The named executives’ target bonuses in 2016 were as follows:

•	Bob Patel – 150% of base salary

•	Thomas Aebischer – 85% of base salary

•	Kevin Brown – 80% of base salary

•	Dan Coombs – 85% of base salary

•	Jeff Kaplan – 75% of base salary

How much of the target bonus is actually earned is dependent on the Compensation Committee’s determination of how well the Company performed under each component that goes into the STI calculation. We describe those components, the factors used in considering performance for each component and the Committee’s determinations below.

Annual Bonus Calculation
HSE Performance: 12.5% Cost Discipline: 12.5% Business Results: 25%	}	Company Performance (50%)	+	Business Unit/Function Performance (50%)	x	Individual Modifier (ranges from 0-1.5)	=	STI Payout (as a % of target)

Company Performance – Committee Determined to Payout at 100% of Target

HSE Performance – Factors considered included Company improvement and comparison to the industry in the areas of personal safety, process safety and environmental performance. Payout at 120% of target was based on top decile industry performance; a record year for the Company in number of injuries per workhours and improvement over 2015; process safety record among the best in industry; and holding environmental incidents flat.

Costs – Factors considered included the Company’s fixed costs as compared to its annual budget, industry benchmarks, economic conditions and organizational improvements/initiatives. Payout at 100% of target was based on the Company’s fixed costs being in-line with the budget for the year and maintaining our low fixed cost structure as compared to the industry.

Business Results – Factors considered included EBITDA as compared to prior years and against the economic backdrop for the year. Payout at 90% of target was based on 2016 EBITDA being lower than in prior years and below the Company’s forecast as a result of schedule and cost overruns on capital projects and operational difficulties at the Houston refinery. The determination by the Committee was positively impacted by solid results in light of a heavy maintenance and project schedule and negative market pressures including high feedstock prices and low market prices in several businesses.

Business Unit/Function Performance – Committee Approved Weighted Average Payout at 105% of Target

Factors considered for the performance of business units will vary depending on whether they are business units, manufacturing sites, or service units, such as corporate functions, supply chain or R&D. The different factors include HSE performance, cost discipline and business results of the specific business unit. Service units also have a customer satisfaction factor, which is a rating based on evaluations by a large group of managers throughout the organization. The average weighted payout of 105% for all 68 business units and functions within the Company reflects a higher than target payout for certain manufacturing sites and business units that had record years in safety and business results and a lower than target payout for others whose performance during the year was not as strong or did not meet budget expectations. The award unit results for the named executive officers are shown below.

Individual Modifiers

The individual modifier reflects individual contributions to achieving successful Company performance, whether the individual met or exceeded expectations for his role and any other significant factors during the year, such as special projects, challenges or other performance issues.

Name	Company Performance (50%)		Business Unit/Function Performance (50%)		Individual Modifier		STI Payout (as a % of target)
Bob Patel	100%	+	105%	x	1.4	=	144%
Thomas Aebischer	100%	+	108%	x	1.3	=	135%
Kevin Brown	100%	+	99%	x	0.8	=	80%
Dan Coombs	100%	+	109%	x	1.5	=	157%
Jeff Kaplan	100%	+	112%	x	1.1	=	117%

The additional factors considered by the Committee for each of the named executives, including their individual performance used in determining their individual modifiers, are described below.

Bob Patel, Chief Executive Officer:

Business Unit/Function Performance – For Mr. Patel, the weighted average of all 68 business units and functions within the Company are used for his calculation. This is in recognition of his oversight and ultimate responsibility for the entire organization. The weighted average earned percentage of 105% of target recognizes the performance of all of the business units and functions during 2016, which varies from the consolidated Company Performance given that each unit and function has its own goals with respect to costs and business performance; safety records; and internal satisfaction results for staff functions.

Individual Modifier – Mr. Patel’s individual modifier was in recognition of his leadership in 2016 and also reflects his performance in achieving certain goals and objectives that were pre-established by the Compensation Committee and Supervisory Board in discussion with Mr. Patel, including: delivering peer leading performance in HSE performance and fixed cost discipline; advancing the Company’s growth strategy; evolving the Company’s culture and increasing employee engagement.

Thomas Aebischer, Executive Vice President and Chief Financial Officer:

Business Unit/Function Performance – Mr. Aebischer is responsible for the Finance and IT functions within the Company. The weighted average earned percentage for those functions was 108% of target. The factors that went into this determination include results of internal customer satisfaction surveys for these functions. Additionally, each of these functions underwent organizational and staffing improvements under Mr. Aebischer’s leadership in 2016 and also met their budget expectations. The Finance and IT functions also were awarded for their work in furthering the Company’s balance sheet and capital allocation strategies, restructuring of several subsidiary structures for additional cost savings and roll-outs of improved information technology systems and programs.

Individual Modifier – Mr. Aebischer’s individual modifier was based on his overall contributions to the organization and his meeting or exceeding his individual goals, including his strong leadership within the Finance and IT functions, strengthening the talent pipeline in key roles across the functions, building relationships and external partnerships with the financial community and driving strong financial management and cash flow management.

Kevin Brown, Executive Vice President – Manufacturing and Refining:

Business Unit/Function Performance – Mr. Brown was responsible for manufacturing operations worldwide and the Global Projects and Global Engineering Services functions in the Company. Additionally, he was responsible for the Refining business segment. The weighted average earned percentage for those businesses and functions was 99% of target. The factors that went into this determination included the reliability of the Company’s manufacturing sites; overall, the Company’s reliability and operational issues were limited to a discrete number of sites. Additionally, the refinery business engaged in several optimization strategies to offset issues at the Houston refinery caused by operational issues. The Global Projects and Global Engineering Services functions performed well in meeting budget expectations, but earned percentages suffered as a result of schedule delays and cost overruns related to certain capital projects.

Individual Modifier – Mr. Brown’s individual modifier was a result of overall contributions to the Company, including strengthening the talent pipeline in key roles within functions for which he was responsible and overseeing a record year of planned maintenance, turn-around and capital project activities. His modifier was negatively affected by delays and cost overruns in certain large capital projects and operational issues at the Houston refinery.

Dan Coombs, Executive Vice President – Global O&P and Technology:

Business Unit/Function Performance – Mr. Coombs was responsible for the O&P Americas, O&P EAI and Technology business segments. He also was responsible for the Company’s PP compounding business and the procurement function. The weighted average earned percentage for those businesses and functions was 109% target. The factors that went into this determination include the ability of all of the businesses and functions to collectively meet budget expectations as well as record earnings in several of the businesses, particularly in Europe. These results were achieved by successful execution of gap closure plans and optimization efforts in nearly all of the businesses.

Individual Modifier – Mr. Coombs’ individual modifier was based on his contributions to the organization and his meeting or exceeding his individual goals, including providing strong leadership to the Global O&P and Technology businesses, as well as the Procurement function; and leading the O&P – EAI business to a positive trend in global market share and delivering EBITDA and cash flows above business goals.

Jeff Kaplan, Executive Vice President and Chief Legal Officer:

Business Unit/Function Performance – Mr. Kaplan is responsible for the Company’s Legal function as well as the Public Affairs function, which includes corporate communications and government relations. The weighted average earned percentage for those functions was 112%. The factors that went into this determination include results of internal satisfaction surveys, the ability to meet or exceed budget expectations, as well as roll-outs of improved employee communications, increased advocacy efforts in government relations and successful resolution of several legal matters.

Individual Modifier – Mr. Kaplan’s individual modifier was based on his contributions to the organization and his meeting or exceeding his individual goals, including his strong contributions to the development of the Company’s growth strategies and the assessment and exploration of different alternatives. He led the Legal department in prevailing in several disputes and the Public Affairs department in its overhaul of the Company’s internal and external relations; provided strong leadership in advancing a diverse talent pipeline in his organizations; and participated in, and supported, a wide range of community activities and legal and ethics training throughout the Company.

Long Term Incentives

2016 Grants of Awards

The long-term incentives granted to the named executives in 2016 included PSUs, RSUs and stock options. More information about these awards is included under “Components of Executive Compensation” on page 36. One-half of the total LTI award value is in the form of PSUs, with the remainder split evenly between RSUs and stock options.

The value of long-term incentive awards granted to the named executives is determined as a percentage of base salary. These percentages are determined when the individual is hired or promoted into his position, based on such factors as market data, parity amongst the executives and the individual’s experience. The Compensation Committee reviews the target awards and makes changes based on the time and experience in position, changes in job responsibilities and market data. At the February 2016 Compensation Committee meeting, it was determined that each of the named executives, other than Mr. Aebischer, who joined the Company in January 2016, would receive an increased LTI target value.

Name	Target (% of base salary)	Amount of Target Granted	Total Value of 2016 LTI Awards ($)	Increase to LTI Target	New LTI Target (% of base salary)
Bob Patel	550%	118%	8,125,000	18%	650%
Thomas Aebischer	300%	100%	2,175,000	--	300%
Kevin Brown	200%	110%	1,210,000	10%	220%
Dan Coombs	175%	125%	1,320,000	25%	220%
Jeff Kaplan	200%	105%	1,018,500	5%	210%

The new LTI targets as a percentage of salary brought the executives’ long-term incentive opportunities more in line with market and closer to the medians of both our peer group and the survey data. The new LTI targets, as compared to the market data, are as follows:

•	Bob Patel – 14% below peer group median and 16% below survey data median;

•	Thomas Aebischer – 4% above peer group median and 25% below survey data median;

•	Kevin Brown – 46% below peer group median and 42% below survey data median;

•	Dan Coombs – 28% below peer group median and 29% below survey data median; and

•	Jeff Kaplan – 23% below peer group median and 40% below survey data median.

Earned Percentage for PSUs with Performance Period Ended December 31, 2016

Each of our named executives, other than Mr. Aebischer and Mr. Coombs, received a PSU award in February 2014 that had a performance period that ended December 31, 2016. Neither Mr. Aebischer nor Mr. Coombs was employed by the Company in 2014. At its meeting in February 2017, the Compensation Committee reviewed the Company’s performance and determined that 130% of target had been earned under the PSUs. As described below, the performance for these PSU awards is based on ROA as compared to peers and costs, with ROA weighted 67% and costs weighted 33%. For relative ROA performance, the Committee reviews the chemicals businesses, which accounts for 90% of the determination and the refining business, which accounts for the remaining 10%.

The determination that the Company had earned 130% of target was based primarily on the chemicals business ROA performance and the Company’s ability to maintain its fixed costs over the three-year performance period. The Company’s chemicals business ROA increased over the performance period compared to a decrease of ROA by our peers. Also, the Company essentially maintained flat fixed cash costs over the performance period, with those costs increasing by only 6% on a foreign exchange adjusted basis. The Company’s ability to control costs, particularly in light of the additional capacity additions added during the performance period and other investments in the business, led the Committee to determine that the Company had achieved performance well in excess of target. Negatively affecting the determination was the performance of the refining business, which the Committee determined should lower the overall performance achieved to 130% of target. More information on these determinations is shown below.

The companies that are used for comparisons in determining the Company’s relative performance for PSU measures are shown below. These companies were chosen for relative performance comparisons based on their similarity of operations, geography and size to the Company’s operations. The companies are the same as used in prior years for relative performance comparisons under our PSUs.

	Chemical Companies		Refining Companies

BASF Borealis Celanese CP Chemical Co.	Dow Chemical Eastman Chemical ExxonMobil Chemical Segment	Huntsman Ineos Westlake	ALON USA Energy Holly Frontier Tesoro	Valero Western Refining

Return on Assets: Weighted 67% for PSU performance. Measured by change in ROA as compared to the companies shown above, based on the three year performance ended December 31, 2016. The ROA is reviewed for the Company’s chemical and refining businesses separately for a more accurate peer comparison.

Chemical Business (weighted 90%)

Of the 11 companies in the peer group, the Company’s improvement in ROA was the third highest. The Company’s ROA improved by 4% as compared to an average 1% decline of the peer companies (excluding the Company). The two companies that had a higher ROA than the Company are European producers, whose relative positions at the beginning of the performance period were much lower than the Company’s, given the state of the European markets at that time. The Company’s improvement in ROA as compared to the other, multinational peers was more pronounced.

Refining Business (weighted 10%)

Of the six companies in the peer group, the Company’s improvement was the second lowest. The Company’s refinery had a 13% decrease in its ROA over the performance period, compared to an average 6% decline of the peer companies (excluding the Company). Mitigating the poor performance relative to peers was the fact that the peer group benefitted from access to increasingly advantaged mid-continent crude during most of the performance period.

Costs – Weighted 33% for PSU performance. Measured by change in fixed costs based on the three-year performance period ending December 31, 2016.

The Company’s cash fixed costs have remained nearly flat over the three-year period, as adjusted for foreign exchange rates, increasing by only 6%. When reviewing the Company’s cash fixed costs, the Committee excludes certain items, which generally include bonus accruals in excess of target and restructuring expenses. For 2016, the Committee also excluded a lump-sum settlement of certain retiree pension obligations that had been approved by the Compensation Committee. The Company held its costs in light of wage inflation, increased spending on IT systems and increased costs associated with production capacity expansion projects. It did so through other cost saving initiatives and continued resource optimizations.

Additional Information Concerning Executive Compensation

Share ownership and Holding Requirements

The Company’s Share Ownership Guidelines for executives require the executives to achieve an ownership of Company shares that is valued at a percentage of their base salary. No shares may be sold unless and until these ownership levels have been met and then only shares in excess of the required levels may be sold. Under the guidelines, shares beneficially owned and RSUs (net of shares to be withheld in payment of taxes at an assumed rate of 50%) count towards meeting the ownership thresholds. Our named executives’ share ownership as calculated under our Guidelines is shown below.

	Required Ownership as a Multiple of Base Salary	Shares Held as a Multiple of Base Salary
Bob Patel	6x	8.5x
Thomas Aebischer	4x	4.96x
Kevin Brown	4x	18.74x
Dan Coombs	4x	0.45x
Jeff Kaplan	4x	1.29x

Clawbacks

To the extent permitted by law, if it is determined that an executive engaged in misconduct that increased the value of the compensation he or she received, the Compensation Committee will recover any compensation, in whole or in part, that it deems appropriate under the circumstances.

Hedging and Pledging Policies

All of our executive officers, including the named executive officers, are subject to our Policy Prohibiting Insider Trading. Under this policy, executives may not purchase or sell options on LyondellBasell shares, engage in short sales or any other derivative transactions that would result in hedging the economic risk of their share ownership. Additionally, our executives are prohibited from pledging LyondellBasell shares as collateral for personal loans or other obligations.

Taxes

Section 162(m) of the U.S. Internal Revenue Code limits to $1 million the amount of non-performance based compensation that we can deduct in any calendar year for our CEO and the three other most highly compensated officers (other than the CFO). We have structured our annual bonuses and long-term incentive awards (other than our RSUs) with the intention of meeting the exception to this limitation for performance-based compensation so that these amounts may be fully deductible for income tax purposes. To maintain flexibility and the ability to pay competitive compensation, we do not require that all compensation be deductible.

The Company is seeking re-approval from shareholders of its Long Term Incentive Plan in order to meet the requirements of Section 162(m), which requires companies to seek approval every five years. If shareholders do not re-approve the Plan, awards granted after May 2017 will not meet the exception for the deductibility limit. See “Item 11 – Re-Approval of Long Term Incentive Plan for Purposes of Section 162(m).”

Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value (4)	All Other Compensation (5)	Total

Bob Patel, Chief Executive Officer and Chairman of the Management Board	2016	1,341,827	6,093,892	2,031,260	2,974,125	8,611	194,277	12,643,992
	2015	1,218,151	12,356,319	6,518,771	3,900,000	13,450	467,122	24,473,813
	2014	609,000	375,118	75,006	1,053,885	13,822	1,193,897	3,320,728

Thomas Aebischer, Executive Vice President and Chief Financial Officer	2016	725,000	2,531,332	1,143,764	833,170	--	41,163	5,274,429

Kevin Brown, Executive Vice President Manufacturing & Refining	2016	580,303	907,573	302,515	369,977	12,606	52,065	2,225,039
	2015	547,161	2,025,139	1,075,008	801,499	14,839	47,426	4,511,072

Dan Coombs, Executive Vice President Global O&P and Technology	2016	590,385	990,101	330,018	786,233	12,500	51,692	2,760,929

Jeff Kaplan, Executive Vice President and Chief Legal Officer	2016	502,815	763,948	254,641	440,067	8,136	44,159	2,013,766
	2015	456,438	688,113	229,380	739,419	13,400	39,537	2,166,287

(1) Stock awards granted to named executive officers in 2016 include RSUs and PSUs. The restricted stock units, or RSUs, are granted under the LyondellBasell Long-term Incentive Plan and entitle the recipient to an equal number of shares upon vesting. Vesting occurs on the third anniversary of the date of grant. RSUs receive dividend equivalents at the same time dividends are paid on the Company’s stock. Amounts included in the table are the aggregate grant date fair values of the awards calculated in accordance with ASC 718. The PSUs are performance share units, also granted under the LTI. The PSUs entitle the recipient to a number of shares equal to the number of units, multiplied by an earned percentage that can range from 0 – 200% of the targeted number of units based on Company performance. The PSUs accrue dividend equivalents in the form of additional units during the performance period. See Note 17 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the calculation of the fair value of the awards.

Annual grants of these awards are made at the first regularly scheduled Compensation Committee meeting of the calendar year. In addition to the annual grant, Mr. Aebischer received a sign-on grant of RSUs when he joined the Company in January 2016 that vest ratably over three years beginning on the first anniversary of the date of grant.

The following shows the aggregate grant date fair value of the PSUs granted in 2016 if we assumed the maximum amounts (200% of target) will be earned.

•	Bob Patel – $8,125,138
•	Thomas Aebischer – $2,175,026
•	Kevin Brown – $1,210,097
•	D. Coombs – $1,320,134
•	Jeff Kaplan – $1,018,545

(2) Stock options are also granted under the LTI and annual awards are made at the first regularly scheduled meeting of the Compensation Committee. The stock options vest ratably over a three-year period beginning with the first anniversary of the date of grant and expire after ten years. Mr. Aebischer’s stock options include his annual grant and a sign-on grant when he joined the Company in January 2016. The amounts of the stock option awards are the fair value on the date of grant, calculated in accordance with ASC 718. The fair values of stock options were estimated using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options.

The assumptions used for the annual grants to all of the executives were: a dividend yield of 3%; a risk-free interest rate of 1.3720%; an expected life of 6 years; and a stock price volatility of 35.97%. The assumptions used for Mr. Aebischer’s sign-on grants were: a dividend yield of 3%; a risk-free interest rate of 1.9265%; an expected life of 6 years; and a stock price volatility of 35.75%. See Note 17 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the calculation of the fair value of the awards.

(3) Amounts of Non-Equity Incentive Plan Compensation in 2016 are the annual bonuses paid out in March 2017 for performance during 2016.

(4) Amounts include increases during 2016 in the actuarial present values of benefits under the LyondellBasell Retirement Plan. The increases are calculated based on the difference between the total benefit actuarially reduced from age 65 to current age and the present value of the benefits under the plan. See the “Pension Benefits” table on page 52 for more information.

(5) Amounts included in “All Other Compensation” for 2016 in the table above include Company matching contributions to Company’s defined contribution plans; employer contributions under the Company’s U.S. Senior Manager Deferral Plan; executive physicals; payment of professional fees for tax filings; payment of business club membership and dues; car allowance for expatriate employees; financial planning allowances; and tax reimbursements and a gross-up payment on the reimbursement. SEC rules require separate quantification of any amounts that exceed the greater of $25,000 or 10% of the total amount of perquisites. The amounts required to be disclosed pursuant to this rule include employer contributions under the Deferral Plan in the following amounts: Mr. Patel, $118,451; Mr. Brown, $34,683; Mr. Coombs, $35,792; and Mr. Kaplan, $26,160. The amount of All Other Compensation for Mr. Patel also includes a tax reimbursement and gross-up on that reimbursement in an aggregate of $26,567 for NewYork taxes that he owed for work in New York on behalf of the Company.

Grants of Plan-Based Awards

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	All Other Option Awards: Number of Securities Underlying Options (5)(#)	Exercise or Base Price of Option Awards ($)
		Target ($)	Maximum ($)	Target (#)	Maximum (#)

B. Patel	02/16/2016	2,012,741	6,038,222	52,131	104,262	26,066	101,108	77.93

T. Aebischer	01/01/2016	--	--	--	--	10,357	26,042	86.90
	02/16/2016	616,250	1,848,750	13,955	27,910	6,978	27,066	77.93

K. Brown	02/16/2016	464,242	1,392,727	7,764	15,528	3,882	15,058	77.93

D. Coombs	02/16/2016	501,827	1,505,482	8,470	16,940	4,235	16,427	77.93

J. Kaplan	02/16/2016	377,111	1,131,334	6,535	13,070	3,268	12,675	77.93

(1) The grant date of February 16, 2016 represents the date of the first regularly scheduled Compensation Committee meeting of the calendar year when annual grants are made. Mr. Aebischer also received grants on January 1, 2016, the first day of his employment with the Company.

(2) The awards shown are the estimated possible payouts of the named executives’ annual bonus payments for performance in 2016. Actual bonus payments for 2016 are shown in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The named executives’ target bonuses are a percentage of base salary. The maximum shown in the table is the maximum amount that can be earned under the terms of the bonus plan, which is 300% of target. Each performance measure is assessed and weighted, which can result in a payment of 0 – 200% of target. This amount is then multiplied by an individual performance modifier that ranges from 0 to 1.5 based on individual performance.

(3) Represents PSUs. These awards, granted in 2016, are earned over a three-year performance period ending December 31, 2018, with payouts, if any, in the first quarter of 2019. Each performance criteria for the PSUs is assessed and weighted, which can result in a payment of 0 to 200% of the target award, which is settled in shares. These awards accrue dividend equivalents in the form of additional units when dividends are paid on the Company’s stock.

(4) Represents RSUs. RSUs receive cash dividend equivalents. The regular RSU grants made on February 16 will vest three years from the date of grant. The sign-on RSU grant awarded to Mr. Aebischer when he joined the Company vests in three equal annual increments beginning on the first anniversary of the date of grant.

(5) Represents annual stock option grants for all named executives and a sign-on grant for Mr. Aebischer. The exercise price of all options is equal to the fair market value on the date of grant. All stock options included in the table vest in equal increments over a three-year period beginning on the first anniversary of the date of grant and expire ten years after the date of grant.

Outstanding Equity Awards at December 31, 2016

	Option Awards				Stock Awards		Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value Of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

B. Patel
	1,612	806	85.80	02/20/2024	131,146	11,249,704	90,351	7,750,309
	22,706	204,352	76.15	01/12/2025	--	--	--	--
	23,405	46,806	89.94	02/17/2025	--	--	--	--
	--	101,108	77.93	02/16/2026	--	--	--	--
T. Aebischer
	--	26,042	86.90	01/01/2026	17,335	1,486,996	13,955	1,197,060
	--	27,066	77.93	02/16/2026	--	--	--	--
K. Brown
	3,547	31,914	81.38	01/21/2025	20,211	1,733,700	13,880	1,190,626
	3,746	7,488	89.94	02/17/2025	--	--	--	--
	--	15,058	77.93	02/16/2026	--	--	--	--
D. Coombs
	1,625	3,246	101.10	05/29/2025	5,522	473,677	11,043	947,269
	--	16,427	77.93	02/16/2026	--	--	--	--
J. Kaplan
	813	--	13.11	04/30/2020	5,718	490,490	11,435	980,894
	2,069	4,136	89.94	02/17/2025	--	--	--	--
	953	1,904	101.79	05/07/2025	--	--	--	--
	--	12,675	77.93	02/16/2026	--	--	--	--

(1)	The vesting schedules of the unexercisable stock options are shown below:

Name	Vesting Dates of Unexercisable Stock Options
B. Patel

• The 806 stock options with an exercise price of $85.50 vested February 20, 2017.

• Of the 204,352 options with an exercise price of $76.15, 34,059 vested January 12, 2017; 56,765 vest January 12, 2018; and 56,764 vest on each of January 12, 2019 and 2020.

• Of the 46,806 options with an exercise price of $89.94, 23,403 vested on February 17, 2017 and the remaining 23,403 vest on February 17, 2018.

• Of the 101,108 options with an exercise price of $77.93, 33,704 vested on February 16, 2017 and another 33,702 will vest on each of February 16, 2018 and 2019.

T. Aebischer

• Of the 26,042 options with an exercise price of $86.90, 8,682 vested on January 1, 2017 and 8,680 will vest on each of January 1, 2018 and 2019.

• Of the 27,066 options with an exercise price of $77.93, 9,022 vested on February 16, 2017 and another 9,022 will vest on each of February 16, 2018 and 2019.

K. Brown	• Of the 31,914 options with an exercise price of $81.38, 5,320 vested on January 21, 2017; 8,866 vest on January 21, 2018; and 8,864 vest on each of January 21, 2019 and 2020.

• Of the 7,488 options with an exercise price of $89.94, 3,744 vested on February 17, 2017 and 3,744 vest on February 17, 2018.

• Of the 15,058 options with an exercise price of $77.93, 5,020 vested on February 16, 2017 and 5,019 will vest on each of February 16, 2018 and 2019.

D. Coombs

• The 3,246 options with an exercise price of $101.10 will vest in equal increments of 1,623 on each of May 29, 2017 and 2018.

• Of the 16,427 options with an exercise price of $77.93, 5,477 vested on February 16, 2017, and 5,475 will vest on each of February 16, 2018 and 2019.

J. Kaplan

• Of the 4,136 options with an exercise price of $89.94, 2,068 vested on each of February 17, 2017 and the remaining 2,068 vest on February 17, 2018.

• Of the 1,904 options with an exercise price of $101.79, 952 vest on each of May 7, 2017 and 2018.

• Of the 12,675 options with an exercise price of $77.93, 4,225 vested on February 16, 2017 and the remainder will vest in equal increments of 4,225 on each of February 16, 2018 and 2019.

(2) Includes restricted stock units for each of the named executives, the vesting schedules for which are shown below:

Name	Vesting Date of RSUs
B. Patel

14,182 vested on January 12, 2017; 875 vested on February 20, 2017; 23,638 vest on January 12, 2018; 19,110 vest on February 17, 2018; 23,638 vest on January 12, 2019; 26,066 vest on February 16, 2019; and 23,637 vest on January 12, 2020

T. Aebischer	3,453 vested January 1, 2017; 3,452 vest on each of January 1, 2018 and 2019; and 6,978 vest on February 16, 2019

K. Brown	2,212 vested on January 21, 2017; 3,687 vest on January 21, 2018; 3,058 vest on February 17, 2018; 3,686 vest on each of January 21, 2019 and 2020; and 3,882 vest on February 16, 2019

D. Coombs	1,287 vest on May 29, 2018; and 4,235 vest on February 16, 2019

J. Kaplan	1,689 vest on February 17, 2018; 761 vest on May 7, 2018; and 3,268 vest on February 16, 2019

(3) Dollar values are based on the closing price of $85.78 of the Company’s shares on the NYSE on December 30, 2016.

(4) Includes PSUs granted in 2015 and 2016 with three-year performance periods ending December 31, 2017 and December 31, 2018, respectively. We have included the targeted number of PSUs, although payouts on PSUs are made after the Company’s financial results for the performance period are reported and the Compensation Committee determines achievement of performance and corresponding vesting, typically in mid to late February of the next year. The PSUs for the performance period ended on December 31, 2016 are not included in the table as they are considered earned as of December 31, 2016 for proxy disclosure purposes; those PSUs are included in the “Option Exercises and Stock Vested” table below. The PSUs in the table above include the following:

Name	PSUs with Three-Year Performance Period Ending December 31,
	2017	2018
B. Patel	38,220	52,131
T. Aebischer	--	13,995
K. Brown	6,116	7,764
D. Coombs	2,573	8,470
J. Kaplan	4,900	6,535

Option Exercises and Stock Vested (1)

	Stock Awards (2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
B. Patel	14,003	1,160,448
T. Aebischer	--	--
K. Brown	5,222	457,330
D. Coombs	--	--
J. Kaplan	1,081	100,198

(1) There were no exercises of option awards in 2016 and therefore, the Company has omitted the columns that would otherwise represent the number of shares acquired and value received on exercises from the table above.

(2) Includes RSUs that vested in 2016 and PSUs granted in 2014 with a performance period ended December 31, 2016. The determination of achievement of performance and corresponding vesting of the PSUs was performed by the Compensation Committee in February 2017. The number of shares acquired on vesting for both RSUs and PSUs is the gross number of shares for all named executives, although we withhold shares in payment of minimum statutory withholding taxes when the awards vest. The value realized for RSUs is the number of gross shares vested times the market price on the date the restrictions lapsed and the value realized for PSUs is the number of gross shares vested times the market price on the date the Compensation Committee determined the earned percentage of shares for the PSUs. The table below shows the gross number of shares that vested under both RSUs and PSUs for each of the named executives in 2016.

Name	RSUs Vested in 2016	PSUs Earned for Performance Period Ending December 31, 2016
B. Patel	9,456	4,547
T. Aebischer	--	--
K. Brown	1,475	3,747
D. Coombs	--	--
J. Kaplan	--	1,081

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
B. Patel	LyondellBasell Retirement Plan	7	78,198	--
T. Aebischer	--	--	--	--
K. Brown	LyondellBasell Retirement Plan	7	94,456	--
D. Coombs	LyondellBasell Retirement Plan	2	21,013	--
J. Kaplan	LyondellBasell Retirement Plan	7	79,295	--

(1) The amounts shown in the table are the actuarial present value of each participant’s accumulated benefits as of December 31, 2016, calculated on the same basis as used in Note 17 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, with the exception that each participant was assumed to continue to be actively employed by us until age 65 (earliest unreduced retirement age) and immediately commence his benefit at that time.

The LyondellBasell Retirement Plan is a U.S. qualified defined benefit pension plan that provides pension benefits under a cash balance formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants immediately upon employment and are fully vested upon the earliest of (i) three years of service, (ii) death, or (iii) reaching age 65. The notional account balance for each participant comprises a pay credit of 5% and interest credits, each of which are accumulated at the end of each quarter. Pay credits are based on quarterly base pay, as limited by the Internal Revenue Code, and interest credits are based on the 5th, 4th and 3rd monthly-determined 30 year treasury rates before the start of that quarter. Benefits under the plan are payable upon separation from the Company.

Non-Qualified Deferred Compensation in 2016

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at End of Last Fiscal Year ($)(5)
B. Patel	--	118,451	25,566	--	327,356
T. Aebischer	--	--	--	--	--
K. Brown	--	34,683	8,370	--	127,795
D. Coombs	--	35,792	485	--	39,704
J. Kaplan	--	26,160	4,647	--	58,516

(1) The Company maintains a U.S. Senior Management Deferral Plan that allows executives to defer up to 50% of their base salary and up to 100% of their annual bonus and equity grants (“eligible pay”) for payment at a future date. Funds deferred under this plan are allocated into notional accounts that mirror selected investment funds in our 401(k) plans, although no assets are actually set aside or invested to fund the benefit.

(2) Company contributions to the executives’ Deferral Plan accounts are included in “All Other Compensation,” but not “Salary,” in the Summary Compensation Table. The Deferral Plan provides for Company contributions for that portion of pay that cannot be taken into account for matching contributions or accruals under the Company’s 401(k) plan and defined benefit pension plan due to IRS limits. The eligibility for Company contributions begins in the Deferral Plan once the employee’s salary has reached the IRS limits for those plans and actual contributions by the Company are made as of February 15 of the next calendar year. The Company’s contribution of these amounts occurs regardless of whether the employee has contributed any amounts under the Deferral Plan or 401(k) plan. Eligible employees must be employed as of the February 15 date in order to receive the Company contribution.

(3) Earnings on these accounts are not included in any other amounts in the tables included in this proxy statement, as the amounts of the named executives’ earnings represent the general market gains on investments, rather than amounts or rates set by the Company for the benefit of the named executives.

(4) Accounts are distributed as either a lump sum payment or in annual installments upon the later of (i) when the employee has reached at least 55 years of age and has 10 years of service or (ii) termination of employment. Special circumstances may allow for a modified distribution in the event of the employee’s death, an unforeseen emergency, or upon a change-in-control of the Company. In the event of death, distribution will be made to the designated beneficiary in the form previously elected by the executive. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount required to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company contributions, and gains and/or losses related to their notional investment choices.

(5) The balance as of the last year includes the Company contributions made in respect of the named executives’ 2016 earnings, although amounts were not credited to the accounts until February 2017.

Potential Payments upon Termination or Change in Control

Each of Mr. Patel and Mr. Brown is or was party to an employment agreement and our other named executive officers participate in our Executive Severance Program. The employment agreements and the Executive Severance Program provide for severance payments in the event of termination of employment, provided the executive executes a release in favor of the Company. Additionally, under the terms of our Long Term Incentive Plan and equity award agreements, our named executives will receive accelerated or pro-rated vesting of their equity awards.

In the event of a change in control of the Company, the vesting of equity awards will be accelerated or pro-rated, but only if the individual’s employment is terminated within one year of the change in control. The Company believes that this “double trigger” is appropriate because it ensures our executives do not have conflicts in the event of a change in control situation and it also avoids windfalls for employees participating in our equity programs, including executives. The treatment of the equity awards for the named executives is the same as for all other employees that receive equity awards.

A summary of the treatment of equity awards in different scenarios under the terms of our LTI Plan and the award agreements is described below.

Termination of Employment for Cause by the Company or without Good Reason by the Executive

•	All awards are forfeited.

Termination of Employment without Cause by the Company

•	Stock options, RSUs and PSUs vest pro-rata.

•	For stock options, the pro-ration for each tranche is based on the number of months worked from the date of grant until termination divided by the number of months worked from the date of grant until the otherwise applicable vesting date. The options may be exercised for 90 days after termination of employment.

•	The pro-ration of RSUs and PSUs is determined based on the number of months worked divided by the number of months in the vesting or performance period, respectively. The number of units earned under the PSUs is based on the determinations of the Compensation Committee in the first quarter after the end of the performance period and can range from 0-200%.

Termination of Employment without Cause by the Company or with Good Reason by the Executive within 12 Months of a Change in Control

•	All stock options and RSUs are immediately vested upon termination of employment. The stock options remain exercisable for 90 days.

•	PSUs vest pro-rata based on the number of months worked in the performance period divided by the number of months in the performance period. The number of units earned under the PSUs used for the pro-rated calculations is based on the determinations of the Compensation Committee based on Company performance in the first quarter after the end of the performance year.

Retirement

•	All awards vest pro-rata, based on the same calculations as in the case of a termination without cause. Stock options remain exercisable for five years.

Death or Disability

•	Stock options and RSUs vest immediately. The stock options remain exercisable for one year.

•	PSUs vest pro-rata, based on the same calculations as in the case of a termination without cause.

In accordance with SEC disclosure requirements, the tables below show the amounts our named executives could receive in different circumstances if the termination events occurred as of December 31, 2016. In March 2017, the Company entered into an amendment to Mr. Patel’s employment agreement that increases the amounts he will receive upon termination of employment, including in connection with a change-in-control. Under the terms of his amended agreement, Mr. Patel will now receive 1.5 times (rather than 1 times) his base salary and target bonus if terminated without cause or with good reason and if within twelve months of a change in control, 2.5 times (rather than 1.25 times) those amounts.

In addition to the amounts shown in the tables, Mr. Patel would receive twelve months of continued coverage under the Company’s health plans for himself and his dependents, which is valued at approximately $22 thousand. Each of the other executives other than Mr. Brown would receive a lump sum payment of approximately $34 thousand for the cost of eighteen months’ of continuation coverage premiums for medical coverage for himself and his dependents in any termination event other than death and disability. Messrs. Aebischer, Coombs and Kaplan would also receive up to $20,000 for reimbursement of outplacement services. We did not include in the tables any amounts for benefits or payments that are available to all salaried employees of the Company.

The amounts shown below are not the amounts the named executive would actually receive in a termination event. The values for stock options included are calculated based on the number of options that would vest, multiplied by the difference between $85.78, the fair market value of our common stock as of December 31, 2016, and the exercise price of the stock option. Amounts actually received by executives would depend on the fair market value of our shares after their termination when they exercise their options. The values of the RSUs are based on the number of RSUs that would vest multiplied by the fair market value of our stock on December 31, 2016, which may be different than the fair market value of our stock upon a termination event.

The values of the PSUs are based on the number of units that would vest multiplied by the fair market value of our stock on December 31, 2016. The values below assume that the payout is at target, or 100%, but the actual payout would be determined by the Compensation Committee after the performance period. Also, although the values are calculated as of December 31, the shares would not be issued until the first quarter after the end of the original performance period of the awards.

	Death or Disability
	Accelerated Option Awards		Accelerated RSUs	Pro-rated PSUs	Total
B. Patel	$2,761,608		$11,249,704	$3,676,273	$17,687,585
T. Aebischer	$212,468		$1,486,996	$400,164	$1,887,160
K. Brown	$258,627		$1,733,700	$571,752	$2,305,452
D. Coombs	$128,952		$473,677	$389,327	$863,004
J. Kaplan	$99,499		$490,490	$467,072	$957,562
	Termination Without Cause or by Named Executive for Good Reason[1]
	Pro-rated Option Awards	Pro-rated RSUs	Pro-rated PSUs	Cash Severance Payment	Total
B. Patel	$1,629,016	$6,196,613	$3,676,273	$3,437,500	$14,939,402
T. Aebischer	$119,022	$725,856	$400,164	$1,341,250	$2,586,292
K. Brown	$150,736	$954,499	$571,752	$1,064,250	$2,741,237
D. Coombs	$72,243	$172,334	$389,327	$1,110,000	$1,743,904
J. Kaplan	$55,738	$214,486	$467,072	$891,188	$1,628,484
Termination Without Cause or by Named Executive for Good Reason within 12 Months of a Change in Control
	Accelerated Option Awards	Accelerated RSUs	Pro-rated PSUs	Cash Severance Payment	Total
B. Patel	$2,761,608	$11,249,704	$3,676,273	$4,296,875	$21,984,460
T. Aebischer	$212,468	$1,486,996	$400,164	$1,341,250	$3,440,878
K. Brown	$258,627	$1,733,700	$571,752	$1,064,250	$3,628,329
D. Coombs	$128,952	$473,677	$389,327	$1,110,000	$2,101,956
J. Kaplan	$99,499	$490,490	$467,072	$891,188	$1,948,249

1	In the event of a termination of employment by the named executive for Good Reason, only the cash severance payments will be received.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (4)
Equity compensation plans approved by security holders (1)	2,669,561	74.19	7,782,501

Equity compensation plans not approved by security holders	—	--	—

Total	2,669,561	$74.19	7,782,501

(1) Includes the LyondellBasell Industries Long Term Incentive Plan, as amended and restated (the “LTIP”) and the LyondellBasell 2012 Global Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

(2) Includes 927,539 stock options and 295,192 restricted stock units. As of December 31, 2016, there were 723,415 PSUs outstanding. The Compensation Committee of the Supervisory Board determines the actual number of shares the recipient receives at the end of a three-year performance period which may range from 0% to 200% of the target number of shares. Because two times the target number of shares may ultimately be issued, we have included an aggregate of 1,446,830 shares, the maximum possible payouts under the PSUs, as the number that may be issued. Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(3) Includes only the weighted-average exercise price of the outstanding stock options. Does not include the restricted stock units or PSUs, as those awards have no exercise price associated with them. Also excludes purchase rights under the ESPP for the reasons described in (2) above.

(4) The shares remaining available include 6,487,524 under the LTI and 1,294,977 under the ESPP.

Item 10 – Approval of the Authority of the Management Board to Conduct Share Repurchases

Under Dutch law and our Articles of Association shareholder approval is necessary to authorize our Management Board to repurchase shares. At the annual meeting in May 2016, shareholders authorized repurchases of up to 10% of our shares. As of April [    ], 2017, we have repurchased an aggregate of [    ] shares pursuant to this authorization.

Adoption of the current proposal will give us the flexibility to continue to repurchase shares if we believe it is an appropriate use of our excess cash.

The number of shares repurchased, if any, and the timing and manner of any repurchases will be determined by the Management Board, with the prior approval of the Supervisory Board, if it is in the best interest of the Company in light of prevailing market conditions, our available resources and other factors that cannot now be predicted. Under Dutch law, the number of shares held by us, or our subsidiaries, may generally never exceed 50% of the total number of our issued and outstanding shares.

In order to provide us with sufficient flexibility, the Management Board proposes that shareholders grant authority for the repurchase of up to 10% of our shares (or, based on the number of shares currently outstanding, approximately [    ] million shares) on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging up to 110% of the market price at the time of the transaction (or, in the case of an accelerated repurchase arrangement, 110% of the market price over the term of the arrangement). If approved, the authority would extend for 18 months from the date of the Annual Meeting, or until November 24, 2018.

Our Management Board and Supervisory Board recommend that you vote FOR the proposal to grant authority to the Management Board to repurchase up to 10% of our issued share capital until November 24, 2018 (Proposal 10).

Item 11 – Re-approval of Long-Term Incentive Plan for Purposes of Section 162(m)

The LyondellBasell Long Term Incentive Plan (the “LTIP”) was last approved by shareholders on May 9, 2012. The LTIP provides for the grants of awards to eligible employees and directors in the form of stock options, restricted stock units (RSUs), performance share units (PSUs), restricted stock awards, stock appreciation rights (SARs), cash awards and other stock awards.

In order to allow the Company to continue to grant awards under the LTIP that are intended to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we are asking shareholders to re-approve the material terms of the performance goals under the LTIP. Shareholders are not being asked to approve an increase in the number of shares authorized for issuance under the LTIP or any changes to the LTIP.

Section 162(m) generally prevents a publicly held corporation from claiming U.S. federal income tax deductions for compensation in excess of $1 million paid to its chief executive officer or its other three highest compensated executive officers (other than the chief financial officer). Compensation is exempt from this limitation if it qualifies as “performance-based compensation.”

One requirement for compensation to be performance-based is that the material terms of the performance goals be disclosed to and approved by shareholders every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive awards, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the LTIP during any period. Each of these aspects is discussed below.

If the material terms of the performance goals under the LTIP are not approved by the shareholders, we may not grant any awards that qualify as “performance-based compensation” (other than stock options and SARs) under Section 162(m) after the date of the 2017 annual meeting of shareholders. Nonetheless, we retain the discretion to grant equity awards without regard to whether such awards would be deductible under Section 162(m).

Eligibility for Participation

All regular employees of the Company and its subsidiaries and Supervisory Board members are eligible to participate in the LTIP, if selected by the Compensation Committee.

Business Criteria for Performance Goals

The objective performance criteria upon which awards of “performance-based compensation” may be based will be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of a subsidiary, division, department or function of the Company:

•	cash flow measures (including before or after tax cash flow, cash flow per share, cash flow return on capital, net cash flow or attainment of working capital levels);

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	expense measures (including overhead cost, research and development expense, general and administrative expense and improvement in or attainment of expense levels);

•	earnings per share (actual or targeted growth);

•	income measures (including net income and income before or after taxes);

•	net earnings;

•	market share;

•	debt to equity ratio;

•	debt reduction;

•	acquisition of financings;

•	economic value added (or an equivalent metric);

•	revenue or sales;

•	total market value;

•	reliability;

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, operating efficiency, production volumes and production efficiency);

•	return measures (including return on capital employed, return on equity, return on investment and return on assets);

•	stock price measures (including price per share, growth measures and total stockholder return);

•	cash available for distribution;

•	cash available for distribution per share;

•	operating income;

•	margins;

•	obtaining regulatory approvals;

•	productivity; and

•	corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental and safety, product liability claims).

Maximum Awards Payable to an Employee

No participant may be granted stock awards (including stock options, SARs, performance shares, restricted stock, restricted stock units or other stock awards intended to qualify as “performance-based compensation,”) covering or relating to more than 1,000,000 shares, in the aggregate, during any one calendar year. No more than $10,000,000 may be paid to any one individual in any one calendar year pursuant to cash awards that are intended to qualify as performance-based compensation.

Other Provisions of the LTIP

The following is a summary of the other terms and provisions of the LTIP. A copy of the LTIP is included as Appendix A to this proxy statement and is also available in printed form upon written request to our Corporate Secretary.

Purpose of the LTIP. The purpose of the LTIP is to further the long-term growth of the Company by offering competitive incentive compensation related to long-term performance goals to those employees who will be largely responsible for planning and directing such growth, to reinforce the commonality of interest between the Company’s shareholders and the participants in the LTIP and to aid in attracting and retaining employees of outstanding abilities and specialized skills.

Administration. The Compensation Committee administers the LTIP and selects the persons who are eligible to receive awards under the LTIP. The Compensation Committee may delegate to one or more officers of the Company the authority to make awards to employees of the Company who are not designated as Section 16 officers of the Company. The Compensation Committee has complete authority to make awards in such format and amounts as it determines and to cancel, suspend or amend awards, provided that it shall not, without shareholder approval, amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option having a lower exercise price.

Shares Available. A total of 22,000,000 shares were originally reserved for issuance under the LTIP. The number of shares authorized for issuance under the LTIP is not being changed or increased, and the remaining shares available for issuance are set forth under “Equity Compensation Plan Information” on page 56. Any shares issued under the LTIP may consist, in whole or in part, of authorized and unissued shares or shares held as treasury shares. Any shares subject to any award that are forfeited or withheld in payment of any exercise price or taxes will not again be available for grant. If an award terminates without the issuance of shares, the shares subject to such award will again be available for grant.

Types of Awards. Stock Options, Stock Appreciation Rights (“SARs”), Stock Awards and Cash Awards may all be granted under the LTIP. Any of the awards granted to employees of the Company may be performance awards. Performance awards that are not meant to qualify as performance-based compensation under 162(m) are based on the achievement of such goals and subject to the terms, conditions and restrictions that the Committee may determine. For those performance awards that are intended to qualify under 162(m), such awards will be paid, vested, or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which the performance goals relate, and (ii) the lapse of 25% of the period of service.

A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of the Company, or the Company as a whole, and may include, without limitation, any of the business criteria as described above under “-Business Criteria for performance Goals.”

Prior to the payment of any compensation based on the achievement of such performance goals, the Compensation Committee must certify in writing that the applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing, the terms, conditions, and limitations applicable to any performance awards will be determined by the Compensation Committee.

Stock Options – The price of any stock option may not be less than the fair market value of our shares on the date of grant. For purposes of the plan, “fair market value” means the closing price of our shares as reported on the New York Stock Exchange. The term of any option may not exceed ten years, and no reload options are allowed. The option price may be paid in cash or shares, or a combination thereof, as the Committee may determine.

SARs – Stock appreciation rights entitle the holder to any appreciation in value of a specified number of shares of shares from the date of grant until the date of exercise. Any appreciation payable is determined by the excess of the fair market value of our shares on the exercise date of the SAR over the fair market value of the stock on the date of grant. The term of any SAR may not exceed ten years, and no reload SARs are allowed. The payment of the appreciation may be in cash or shares, or a combination of the two, as the Compensation Committee determines.

Stock Awards – Stock Awards under the plan may be in the form of shares or units. The Stock Awards granted may be subject to restrictions and contingencies regarding vesting, forfeiture and payment as the Compensation Committee may determine.

Cash Awards – The Compensation Committee may grant cash awards pursuant to terms and conditions that it deems appropriate.

Vesting provisions are covered in award agreements. Unless otherwise provided in an award agreement, the LTIP provides that in the event of a Change in Control of the Company followed by involuntary termination not for cause or constructive termination within one year, awards held by a participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term.

Grants to Non-Employee Directors. Under the LTIP, awards may be made to directors who are not employees of the Company. With respect to any awards to non-employee directors, the Supervisory Board will exercise the powers otherwise reserved to the Compensation Committee under the LTIP, including authority to select the non-employee directors who will receive awards, to select the types of awards and to impose limitations, conditions and restrictions on the awards as the Supervisory Board may deem appropriate.

Amendment and Termination. The LTIP may be amended or terminated by the Supervisory Board, provided that no such action shall impair the rights of a participant without the participant’s consent and provided that no amendment shall be made without shareholder approval which (a) increases the total number of shares reserved for issuance under the LTIP or the total number of shares which may be issued to any one individual, (b) changes the class of persons eligible to receive awards under the LTIP or (c) is required to be approved by shareholders to comply with applicable laws or rules.

Income Tax Consequences

The following is a summary of some of the U.S. federal income tax consequences of transactions under the LTIP. This summary does not describe foreign, state or local tax consequences.

No income will be recognized by an optionee upon the grant of a stock option. At the time of exercise of a stock option, ordinary income is recognized by the optionee equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of a sale of shares acquired upon exercise of a stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received on the exercise.

No income will be recognized upon the grant of performance shares or performance units. Upon satisfaction of the objective performance criteria upon which any such awards are conditioned, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares received.

The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by an amount, if any, paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture for purposes of Code Section 83. However, a participant who elects under Code Section 83(b) within 30 days of the date of receipt of the shares will have taxable ordinary income on the date of receipt of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

No income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the restricted stock units), and the capital gain/loss holding period for the shares will also commence on the date that the shares are transferred to the participant.

Section 409A of the Code imposes restrictions on certain awards granted under the LTIP that qualify as “deferred compensation.” If such an award fails to comply with these restrictions, then the recipient will be subject to accelerated taxation, a 20% tax penalty and interest. The Company intends that the LTIP and any awards granted under the LTIP will either be exempt from, or comply with, the restrictions imposed by Section 409A and any applicable regulations.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding deduction. However, the Company’s deduction is only permitted to the extent that the amount recognized as income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the limitation on certain executive compensation under Code Section 162(m).

Plan Benefits

Because the Compensation Committee has discretion to determine which employees and non-employee directors will receive awards under the LTIP and the amount and type of those awards, future benefits to be received by a person or group under the LTIP are not determinable at this time.

Our Management Board and Supervisory Board recommend that you vote FOR the re-approval of the Amended and Restated LyondellBasell Industries N.V. Long-Term Incentive Plan (Proposal 11).

Appendix A

LYONDELLBASELL INDUSTRIES

2017 LONG-TERM INCENTIVE PLAN

1.	Plan. LyondellBasell Industries N.V. (the “Company”) previously established the LyondellBasell Industries 2010 Long-Term Incentive Plan. The Company hereby amends and restates the Plan effective as of February 16, 2017, as set forth herein, and renames the Plan as the LyondellBasell Industries 2017 Long-Term Incentive Plan (the “Plan”).

2.	Objectives. The purpose of the Plan is to further the interests of the Company and its shareholders by providing incentives in the form of Awards to employees and directors who can contribute materially to the success and profitability of the Company. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress. This Plan will also enable the Company to attract and retain such employees and directors.

3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means one or more Employee Award Agreements or Director Award Agreements.

“Board” means the Supervisory Board of the Company.

“Cash Award” means an award denominated in cash.

“Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement or definition therein, (A) the Participant’s conviction for, plea of guilty or nolo contendere to a felony or its equivalent in accordance with local laws, (B) the Participant’s commission of a material act or omission involving dishonesty or fraud in the course of a Participant’s duties to the Company or an Affiliate, (C) the Participant’s conduct that brings or is reasonably likely to bring the Company or an Affiliate into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (D) the Participant’s continuing and willful failure to perform duties as reasonably directed by the Company or Affiliate (which if curable, is not cured within 10 days after written notice thereof is provided to the Participant) or (E) the Participant’s gross negligence or willful misconduct with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after written notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion, and following a Change of Control such determination shall not be subject to delegation pursuant to Paragraph 7.

“Change of Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to the Code shall be deemed to include any regulations or other interpretive guidance.

“Committee” means the Compensation Committee or any committee designated pursuant to Paragraph 7.

“Common Stock” means the Class A ordinary shares of LyondellBasell Industries N.V., par value €0.04 per share.

“Company” means LyondellBasell Industries N.V., and any successor entity.

“Compensation Committee” means the Compensation Committee of the Board or any successor committee of the Board that is designated by the Board to administer certain portions of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Option, SAR, or Stock Award, whether granted singly or in combination, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions, and limitations applicable to a Director Award.

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record on a like number of shares of Common Stock. Dividend Equivalents shall not be provided with respect to any Award granted hereunder, except to the extent specifically provided under an Award Agreement and subject to the terms thereof.

“Employee” means any regular employee of a Participating Employer, including any such individual who is assigned to work for a joint venture with an Affiliate.

“Employee Award” means the grant of any Option, SAR, Stock Award, or Cash Award, whether granted singly or in combination, to an Employee pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions, and limitations applicable to an Employee Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the final closing sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board, or, if not reported by the OTC Bulletin Board, by Pink OTC Markets Inc., or (iii) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee in a manner that complies with the requirements of Section 409A of the Code, if applicable.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the grant date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Non-Qualified Performance Award” means a Performance Award that is not intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Paragraph 8(e)(i) of this Plan.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Participating Employer” means the Company, together with any Affiliate of the Company whose Employees are included in the Plan upon authorization of the Committee.

“Performance Award” means an award pursuant to this Plan, including any Option, SAR, Stock Award, or Cash Award, that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Paragraph 8(e)(ii) of this Plan.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to or evidenced by such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

4.	Eligibility.

a.	Employees. All Employees are eligible for the grant of Employee Awards under this Plan in the discretion of the Committee. The Committee in its sole discretion shall designate Employees to be Participants by granting Awards under this Plan. The Committee may grant an Employee Award to an individual whom it expects to become an Employee within the following six months, with the Employee Award subject to the individual’s actually becoming an Employee within that time, and subject to other terms and conditions the Committee establishes.

b.	Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan. The Board in its sole discretion shall designate Nonemployee Directors to be Participants by granting Awards under this Plan.

c.	General. The granting of an Award under the terms of this Plan does not confer upon any Participant any right to any future Award. There is no obligation for uniformity among Participants.

5.	Common Stock Available for Awards. Subject to the provisions of Paragraph 18 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under this Plan (after giving effect to the grant of the Award in question) to exceed 22,000,000.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. Shares of Common Stock that are used or withheld to satisfy the Grant Price or tax obligations shall, notwithstanding anything herein to the contrary, not be available again for Awards hereunder. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or private purchase, or a combination of the foregoing.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

a.            No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 5,000,000 shares of Common Stock;

b.            No Employee may be granted during any calendar year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (b), together with the limitation set forth in clause (a) above, being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

c.            No Employee may be granted Cash Awards that are intended to constitute Qualified Performance Awards having a maximum payment value in any calendar year in excess of $10,000,000.

6.	Administration.

a.	This Plan shall be administered by the Committee, except as otherwise provided herein.

b.	Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award, or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted (including in a manner which could result in accelerated or additional tax under Section 409A of the Code) or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or SAR, except as expressly provided by the adjustment provisions of Paragraph 18. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

c.	No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct, bad faith, or as expressly provided by statute.

d.	The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards.

7.	Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board, or one or more officers of the Company, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish consistent with applicable law. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority for Awards, other than pursuant to authorization of a pool,) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.	Employee Awards.

The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each

Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8 and may be granted singly or in combination. Employee Awards may also be granted in combination with, in replacement of (subject to the last sentence of Paragraph 16), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any Participating Employer, including the plan of any acquired entity. Subject to the immediately following Clauses a. and b., an Employee Award may provide for the grant or issuance of additional, replacement, or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and the Participating Employers, achievement of specific business objectives, items referenced in Clause e. below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Notwithstanding the foregoing, any Award that constitutes a “stock right” within the meaning of Section 409A of the Code shall only be granted to Participants with respect to whom the Company is an “eligible issuer of service recipient stock” under Section 409A of the Code.

a.	Options. An Employee Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option, and the date or dates upon which they become exercisable, shall be determined by the Committee.

b.	Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

c.	Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

d.	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

e.

Performance Awards. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

i.	Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

ii.	Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code (other than Options and SARs) shall be paid, vest or otherwise become deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. The business criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance by the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and, if so desired by the Committee, by comparison with a peer group of companies (or a combination of these), and shall be limited to the following:

•	Cash flow measures (including but not limited to before or after tax cash flow, cash flow per share, cash flow return on capital, net cash flow or attainment of working capital levels);

•	Expense measures (including but not limited to overhead cost, research and development expense, general and administrative expense and improvement in or attainment of expense levels);

•	Income measures (including but not limited to net income and income before or after taxes);

•	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, operating efficiency, production volumes and production efficiency);

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Stock price measures (including but not limited to price per share, growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Net earnings;

•	Market share;

•	Debt to equity ratio;

•	Debt reduction;

•	Acquisition of financings;

•	Economic value added (or an equivalent metric);

•	Cash available for distribution;

•	Cash available for distribution per share;

•	Operating income;

•	Margins;

•	Obtaining regulatory approvals;

•	Revenue or sales;

•	Total market value;

•	Reliability;

•	Productivity;

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental and safety, product liability claims).

f.	Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals for Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

9.	Director Awards.

The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Paragraph 9. Director Awards may consist of those listed in this Paragraph 9 and may be granted singly or in combination. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

a.	Options. A Director Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Paragraph 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

b.	Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Nonemployee Directors pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

c.	Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

d.	Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions, and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

10.

Change of Control. Notwithstanding any other provisions of the Plan, including Paragraphs 8 and 9 hereof, unless treatment of an Award upon Change of Control is otherwise expressly addressed in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director) with the Company or a Participating Employer, followed within one year by the involuntary termination of employment of such Participant for any reason other than Cause (or separation from service of such Nonemployee Director), (i) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse and (ii) if the Award is an Option or SAR and has not been cancelled pursuant to the terms of the Plan, such Award shall remain exercisable until the expiration of the term of the Award. Notwithstanding the foregoing, with respect to any Stock Unit or Restricted Stock Unit or other Award that vests, pursuant to the terms of the Award Agreement, solely upon a Change of Control and that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of such Award pursuant to this Paragraph 10 shall only occur upon the Change of Control if such Change of Control constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5). For purposes of this Paragraph 10, an involuntary termination shall include constructive termination of employment for good reason, which shall have the meaning set forth in the Award Agreement or, if not otherwise defined, shall mean the occurrence, without the Participant’s express written consent, of a material diminution in the Participant’s employment duties, responsibilities or authority, any material reduction in the Participant’s base salary or targeted incentive compensation, or any relocation of the Participant’s principal place of employment as of the date of the Change of Control of more than 100 miles, following which (i) the Participant provides written notice of the existence of the condition within 90 days after its existence (ii) the Company and its Affiliates fail to cure the condition within 30 days after receipt of the notice, and (iii) the Participant terminates employment within twelve months after the Change of Control.

11.	Non-United States Participants. The Committee may grant Awards to eligible persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures, and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law. For purposes of paying Awards to persons outside the United States, the currency exchange rate shall be determined using the published intercompany exchange rate in effect for the month in which the payment is to be made; provided that if such rate has not been determined at the time the payment is processed, the currency exchange rate shall be determined by using the published intercompany exchange rate for the prior month.

12.	Payment of Awards.

a.	General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof as the Committee may determine, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. Any certificates evidencing shares of Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

b.	Deferral. With the approval of the Committee and in a manner which is intended to either (i) comply with Section 409A of the Code or (ii) not cause an Award to become subject to Section 409A of the Code, amounts payable to U.S. Participants in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment.

c.	Dividends, Earnings, and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

d.	Cash-out of Awards. At the discretion of the Committee, an Award settled under Paragraph 12(a) may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Award (which, in the case of an Option or SAR, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

13.

Option Exercise. The Grant Price of an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering a separate Award valued at Fair Market Value on the date of exercise, or any combination thereof (provided that such tendered or surrendered shares or Award do not result in adverse accounting treatment to the Company and such shares or Award are not subject to any pledge or security interest). The Committee shall determine acceptable methods for

Participants who are Employees to tender Common Stock or other Employee Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may also provide that an Option may be exercised by a “net-share settlement” method for exercising outstanding Options, whereby the exercise price thereof and/or any tax withholding thereon are satisfied by withholding from the delivery of the shares as to which such Option is exercised a number of shares having a fair market value equal to the applicable exercise price and/or the amount of any tax withholding, canceling such withheld number, and delivering the remainder. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 13.

14.	Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are transferred by the Participant to satisfy tax withholding, such shares must not be subject to any pledge or other security interest, must not result in adverse accounting treatment to the Company, and shall be valued based on the Fair Market Value when the tax withholding is required to be made.

15.	Expatriate Participants. Grants of Awards and payments of Awards made to expatriate Participants will be, pursuant to the applicable expatriate assignment policy of the Participating Employer, tax normalized based on typical income taxes and social security taxes in the expatriate Participant’s home country relevant to the expatriate Participant’s domestic circumstances.

16.	Amendment, Modification, Suspension, or Termination of the Plan and Awards. The Board may amend, modify, suspend, or terminate this Plan and any Award made thereunder at any time and for any reason, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option or SAR except as expressly provided by the adjustment provisions of Paragraph 18.

17.	Assignability. Unless otherwise determined by the Committee and provided in an Award Agreement or the terms of an Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 17 shall be null and void.

18.	Adjustments.

a.	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations,

reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.	In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Common Stock or other securities reserved under this Plan and (y)(i) the number and kind of shares of Common Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the Stock-Based Award Limitations and (iv) the appropriate Fair Market Value and other price determinations for such Awards to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

c.	Notwithstanding the foregoing: (i) any adjustments made pursuant to Paragraph 18 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; (ii) any adjustments made pursuant to Paragraph 18 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Paragraph 18 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

19.

Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Any certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

20.	Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

21.	Right to Employment; Claims to Award. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Participating Employer to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Participating Employer. Nothing in the Plan confers upon any Employee or Director of the Company or an Affiliate, or other person, any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

22.	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

24.	Limitation on Parachute Payments. In the event the Award Agreement or any other agreement between the Participant and a Participating Employer does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then, notwithstanding any contrary provision of this Plan, if the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, to the extent necessary, any Awards under the Plan shall be reduced in order that this limit not be exceeded, but only if, by reason of such reduction, the net after-tax benefit to the Participant shall exceed the net after-tax benefit if such reduction, together with all other reductions of parachute payments otherwise applicable, were not made. For purposes of this Paragraph 24, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Paragraph 24 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

25.

Section 409A. It is the intention of the Company that Awards granted under the Plan either (i) shall not be “nonqualified deferred compensation” subject to Section 409A of the Code, or (ii) shall meet the requirements of Section 409A of the Code such that no Participant shall be subject to tax pursuant to

Section 409A of the Code in respect thereof, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any other provision of the Plan to the contrary, any payments (whether in cash, shares of Common Stock, or other property) with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, to be made upon a Participant’s termination of employment shall be made no earlier than (A) the first day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) and (B) the Participant’s death if at the time of such termination of employment the Participant is a “specified employee,” within the meaning of Section 409A of the Code (as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code).

26.	Effectiveness and Term. The Plan is restated effective as of February 16, 2017. No Award shall be made under the Plan ten years or more after April 30, 2020.

27.	No Rights as Stockholder. Except as otherwise specifically provided in the Plan or an Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards until such time as such shares have been issued or delivered to that person.

28.	Miscellaneous. Pronouns and other words in respect of gender shall be interpreted to refer to both genders, and the titles and headings of the sections in the Plan and Award Agreements are for convenience of reference only. In the event of any conflict, the text of the Plan (or applicable Award Agreement), rather than such titles and headings, shall control.

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Paragraph 10 of the foregoing Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

a.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

b.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

c.	such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting, or to inspect corporate books and records), or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring after the Effective Date:

a.	any Person (other than an Exempt Person) shall become the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 50% or more of the shares of Common Stock or 50% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (i), (ii), and (iii) of subsection (c) of this definition are satisfied;

b.	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

c.	the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

d.	(i) complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the Voting Stock of such corporation or other entity is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (C) at least a majority of the members of the board of directors of such corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Election Contest” shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1%

or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

LYONDELLBASELL INDUSTRIES N.V.

DELFTSEPLEIN 27E

3013 AA ROTTERDAM

THE NETHERLANDS

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E24512-P88420                 KEEP THIS PORTION FOR YOUR RECORDS

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LYONDELLBASELL INDUSTRIES N.V.
The Management Board and Supervisory Board of Directors recommend you vote FOR all of the nominees:

1.	To elect 11 supervisory directors, each to serve until the annual general meeting in 2018:		For	Against	Withhold

	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k.	Robert G. Gwin Jacques Aigrain Lincoln Benet Jagjeet S. Bindra Robin Buchanan Stephen F. Cooper Nance K. Dicciani Claire S. Farley Isabella D. Goren Bruce A. Smith Rudy van der Meer	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Management Board and Supervisory Board of Directors recommend you vote FOR the following proposals:			For	Against	Abstain
						2.	Adoption of Dutch Statutory Annual Accounts for 2016		☐	☐	☐
						3.	Discharge from Liability of Members of the Management Board		☐	☐	☐
						4.	Discharge from Liability of Members of the Supervisory Board		☐	☐	☐
						5.	Appointment of PricewaterhouseCoopers Accountants N.V. as our Auditor for the Dutch Statutory Annual Accounts		☐	☐	☐
						6.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm		☐	☐	☐
						7.	Ratification and Approval of Dividends in Respect of the 2016 Fiscal Year		☐	☐	☐
						8.	Advisory (Non-Binding) Vote Approving Executive Compensation		☐	☐	☐
						The Management Board and Supervisory Board of Directors recommend you vote 1 Year on the following proposal:		1 Year	2 Years	3 Years	Abstain
						9.	Advisory Vote to Determine the Frequency of the Say-On-Pay Vote.	☐	☐	☐	☐

						The Management Board and Supervisory Board of Directors recommend you vote FOR the following proposals:			For	Against	Abstain

						10.	Approval of the Authority of the Management Board to Conduct Share Repurchases.		☐	☐	☐

						11.	Re-Approval of the Long-Term Incentive Plan for Purposes of Section162(m)		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Annual General Meeting of Shareholders of

LyondellBasell Industries N.V.

Wednesday May 24, 2017, 8:30 a.m., local time

Sheraton Hotel, Schiphol Airport

Schiphol Blvd. 101

1118 BG Amsterdam

The Netherlands

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

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E24513-P88420

THIS PROXY IS SOLICITED ON BEHALF OF THE SUPERVISORY BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 24, 2017

The undersigned hereby appoints Bhavesh (Bob) V. Patel, Thomas Aebischer and Jeffery A. Kaplan or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the ordinary shares of LyondellBasell Industries N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:30 a.m., local time, on Wednesday, May 24, 2017, at the Sheraton Hotel, Schiphol Airport, Schiphol Blvd. 101, 1118 BG Amsterdam, The Netherlands, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting. This proxy is governed by Dutch law.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE SUPERVISORY BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

V.1.1